UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant         ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

INSPERITY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer

April 14, 2025

Dear Fellow Stockholders:

On behalf of your Board of Directors and management, I am pleased to invite you to attend the Annual Meeting of Stockholders of Insperity, Inc. to be held in the Auditorium of Centre I of our corporate headquarters located at 19001 Crescent Springs Drive, Kingwood, Texas 77339, on May 20, 2025, at 1:30 p.m. Houston, Texas time.
Please carefully consider the information in the enclosed proxy statement regarding the proposals to be presented at the meeting. Our annual report on Form 10-K for the year ended December 31, 2024 is also enclosed.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please submit your proxy via the Internet or telephone or by completing and returning the enclosed proxy card or voting instruction card in the envelope provided. You may also attend and vote at the meeting by following the procedures that we have described in the proxy statement.
Thank you for your continued support and investment in our business. We look forward to seeing you at the meeting.
Sincerely,
Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF INSPERITY, INC.
Date:    May 20, 2025

Time:    1:30 p.m. Houston, Texas time

Place:    The Auditorium in Centre I of our corporate headquarters
19001 Crescent Springs Drive, Kingwood, Texas 77339

At the meeting, stockholders will consider and act upon the following matters:

1.To elect the four nominees named in the proxy statement to the Board of Directors;
2.To cast an advisory vote to approve executive compensation (“say-on-pay” vote);
3.To approve the First Amendment to the Insperity, Inc. Incentive Plan; and
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.
Important Notice Regarding the Availability of Proxy Materials: A full set of all proxy materials for the Annual Meeting of Stockholders to be held on May 20, 2025 is enclosed with this notice. Additionally, the Company’s proxy statement, most recent annual report on Form 10-K, and other proxy materials are available at https://ir.insperity.com/investor-relations/annual-meetings.

Only stockholders of record at the close of business on April 4, 2025 are entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please submit your proxy via the Internet or telephone or by completing and returning the enclosed proxy card or voting instruction card.
By Order of the Board of Directors

Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary
April 14, 2025
Kingwood, Texas

INSPERITY, INC.
PROXY STATEMENT
SOLICITATION
The accompanying proxy is solicited by the Board of Directors, or Board, of Insperity, Inc., a Delaware corporation, for use at the 2025 Annual Meeting of Stockholders to be held on May 20, 2025, and at any reconvened meeting after an adjournment thereof. The 2025 Annual Meeting of Stockholders will be held at 1:30 p.m. (Houston, Texas time), in the Auditorium in Centre I of our corporate headquarters at 19001 Crescent Springs Drive, Kingwood, Texas 77339. The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is April 15, 2025.
QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING
Why am I receiving these materials?
We are providing these proxy materials to holders of shares of our common stock in connection with the solicitation of proxies by the Board to vote at the 2025 Annual Meeting of Stockholders, and at any adjournment(s) or postponement(s) thereof.
When and where is the 2025 Annual Meeting of Stockholders?
Our 2025 Annual Meeting of Stockholders will be held on May 20, 2025, at 1:30 p.m. (Houston, Texas time), in the Auditorium in Centre I of our corporate headquarters at 19001 Crescent Springs Drive, Kingwood, Texas 77339.
Who can vote at the 2025 Annual Meeting of Stockholders?
The Board has fixed April 4, 2025 as the record date for the 2025 Annual Meeting of Stockholders. Stockholders of record at the close of business on April 4, 2025 will be entitled to receive notice of, and vote at, the 2025 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof. At the close of business on April 4, 2025, 37,624,833 shares of our common stock, par value $0.01 per share, were outstanding. Each share of our common stock is entitled to one vote upon each of the matters to be voted on at the 2025 Annual Meeting of Stockholders.
What matters will be voted on at the 2025 Annual Meeting of Stockholders, what are my voting choices, and how does the Board recommend that I vote?
At the 2025 Annual Meeting of Stockholders, you will be asked to vote on four proposals:

Proposal	Voting Choices	Board Recommendation
Proposal 1: Election of the four director nominees named in this proxy statement to the Board of Directors	•For •Against •Abstain	FOR the election of all four director nominees
Proposal 2: Advisory vote to approve the Company’s executive compensation (“say-on-pay”)	•For •Against •Abstain	FOR
Proposal 3: Approval of the First Amendment to the Insperity, Inc. Incentive Plan	•For •Against •Abstain	FOR
Proposal 4: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025	•For •Against •Abstain	FOR
In addition, you may vote on any other business as may properly come before the 2025 Annual Meeting of Stockholders or any adjournments or postponements thereof. The Board is not currently aware of any such other matters.

Insperity	1	2025 Proxy Statement

How many votes are needed to approve each proposal?
The following votes will be required to adopt each proposal:
•Proposal 1: A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.
•Proposal 2: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.
•Proposal 3: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.
•Proposal 4: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.
Broker non-votes result when a broker holding shares for a beneficial owner has not received timely voting instructions on non-routine matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter. Proposals 1, 2, and 3 are considered “non-routine matters” and if you do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Because Proposal 4 is considered a routine matter, your broker can vote your shares in the broker’s discretion with respect to that proposal. Proxies containing broker non-votes are considered “shares present” in determining whether there is a quorum present at the 2025 Annual Meeting of Stockholders but their effect on the outcome of the proposals varies.
In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including broker non-votes) will not be treated as votes cast. Accordingly, proxies containing broker non-votes are not treated as votes cast with respect the election of directors under Proposal 1 or any of the other proposals on non-routine matters to be voted on at the 2025 Annual Meeting of Stockholders.
What is the difference between holding shares as a “stockholder of record” and having shares held in “street name”?
If your name is registered on our stockholder records as the owner of the shares, then you are the “stockholder of record.” If your shares are held by a bank, broker, or other custodian, then your shares are considered held in “street name.”
If I am a stockholder of record, how can I vote my shares?
If you are a stockholder of record, then you may vote in one of four ways:
•by attending the meeting and voting at the meeting;
•by mail by signing, dating, and returning your proxy in the envelope provided;
•via the Internet at the address listed on your proxy card; or
•by telephone using the toll-free number listed on your proxy card.
For stockholders of record, if you either return your signed proxy or submit your proxy using the Internet or telephone procedures available to you, your shares will be voted as you direct. If you properly execute and return the proxy without indicating a voting direction, then your shares will be voted FOR the election of the nominees listed herein as directors, and FOR Proposals 2, 3, and 4. For stockholders of record, if you do not vote your shares as described above, then your shares will not be voted and will not be counted as present at the 2025 Annual Meeting of Stockholders for the purposes of establishing a quorum.
If my shares are held in street name, how can I vote my shares? Does my bank, broker, or other custodian need my instructions in order to vote my shares?
If your shares are held in street name, then the availability of telephone and Internet voting will depend on the processes of your custodian. Therefore, if your shares are held in street name, we recommend that you follow the voting instructions on the form that you receive from your custodian. If you hold your shares in street name through a custodian, you are

Insperity	2	2025 Proxy Statement

invited to attend the 2025 Annual Meeting of Stockholders, but you must obtain a signed proxy from your custodian in order to vote your shares at the meeting.
If your shares are held in street name and you do not give your custodian direction on how to vote your shares, then your custodian will be unable to vote your shares on most matters. For the 2025 Annual Meeting of Stockholders, your custodian may not vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory approval of executive compensation), or Proposal 3 (approval of the First Amendment to the Insperity, Inc. Incentive Plan). This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal; however, your shares would be considered “present” for purposes of establishing a quorum. Assuming a quorum is present, broker non-votes will not affect the outcome of Proposals 1, 2, or 3. Please instruct your custodian so your vote can be counted. With respect to Proposal 4 (ratification of independent auditor), the custodian may exercise its discretion to vote for or against that proposal in the absence of your instruction.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is required for a quorum. If a quorum is present at the meeting, under our Bylaws, action on a matter or to elect director nominees shall be approved if the votes cast in favor of the matter or nominee exceed the votes cast opposing the matter or such nominee, as applicable. Your shares will be counted towards the quorum only if you submit a valid proxy, if a valid proxy is submitted on your behalf by your broker, bank or other agent, or if you vote in person at our 2025 Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the 2025 Annual Meeting of Stockholders may be adjourned to another date.
What if another matter is properly brought before the meeting?
The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the 2025 Annual Meeting of Stockholders. The Board is not currently aware of any such other matters.
Who is paying for this proxy solicitation?
We pay the expense of preparing, printing, and mailing proxy materials to our stockholders. In addition to solicitation by mail, our officers or employees (none of whom will receive additional compensation) may solicit the return of proxies by telephone, email, or personal interview. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
What does it mean if I receive more than one copy of the proxy materials?
If you receive more than one copy of the proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions accompanying each of the proxy materials that you receive to ensure that all of your shares are voted.
Can I change or revoke my vote after submitting my proxy?
If you are a stockholder of record, you may change or revoke your vote by timely: (1) submitting written notice of revocation to the Secretary of the Company at the address for our corporate headquarters, provided above; (2) submitting another proxy card that is properly signed and later dated; (3) submitting a proxy again on the Internet or by telephone; or (4) voting in person at the 2025 Annual Meeting of Stockholders.
If you hold your shares in street name, you may change or revoke your vote by timely: (1) submitting new instructions in the manner provided by your custodian or (2) contacting your custodian to obtain a proxy to vote at the meeting.
How can I find out the results of the voting at the 2025 Annual Meeting of Stockholders?
Preliminary voting results will be announced at our 2025 Annual Meeting of Stockholders. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the 2025 Annual Meeting of Stockholders. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.

Insperity	3	2025 Proxy Statement

SECURITY OWNERSHIP
The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of April 4, 2025 by: (1) each person known by us to beneficially own 5% or more of our common stock; (2) all current directors and persons nominated to become directors; (3) each of our executive officers identified in the Summary Compensation Table; and (4) all of our directors, director nominees and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class
Timothy T. Clifford	18,299		*
Eli Jones	7,965		*
Carol R. Kaufman	39,389		*
John L. Lumelleau	11,442		*
Ellen H. Masterson	16,612		*
Randall Mehl	18,029		*
John M. Morphy	7,633		*
Latha Ramchand	11,442		*
Richard G. Rawson	224,098	[2]	*
W. Philip Wilmington	1,833		*
Paul J. Sarvadi	1,335,704	[3]	3.55%
James D. Allison	60,517		*
A. Steve Arizpe	192,905	[4]	*
Christian P. Callens	14,489		*
Douglas S. Sharp	28,516	[5]	*
BlackRock, Inc.	5,340,113	[6]	14.19%
Mawer Investment Management Ltd.	5,190,036	[7]	13.79%
The Vanguard Group	3,728,331	[8]	9.91%
Executive Officers and Directors as a Group (15 Persons)	1,988,873		5.29%
______________________________________
*    Represents less than 1%.
1Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
As of April 4, 2025, none of these individuals held options exercisable for shares of our common stock. The number of shares of our common stock beneficially owned by each person includes unvested restricted stock units as of April 4, 2025. Restricted stock units do not have voting rights.

Name of Beneficial Owner	Unvested Restricted Stock Units
Timothy T. Clifford	—
Eli Jones	—
Carol R. Kaufman	—
John Lumelleau	—
Ellen H. Masterson	—
Randall Mehl	—
John M. Morphy	—
Latha Ramchand	—
Richard G. Rawson	—
W. Philip Wilmington	—
Paul J. Sarvadi	51,463
James D. Allison	14,529
A. Steve Arizpe	19,371

Insperity	4	2025 Proxy Statement

Name of Beneficial Owner	Unvested Restricted Stock Units
Christian P. Callens	9,956
Douglas S. Sharp	8,070
2    Includes 84,643 shares owned by the RDKB Rawson LP, 84,216 shares owned by the R&D Rawson LP, 50,796 owned by the DMR Spousal Lifetime Trust and 700 shares owned by Dawn M. Rawson (spouse). Mr. Rawson shares voting and investment power over all such shares with his wife, except for the 700 shares owned by his wife. Also includes shares pledged to banks as collateral for loans. The Board determined the amount of shares pledged by Mr. Rawson was insignificant under our pledging policy. See “Corporate Governance — Prohibition on Hedging and Pledging of Our Common Stock” for a further discussion.
3    Includes 862,912 shares owned by Our Ship Limited Partnership, Ltd. and 33,691 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi (spouse). Mr. Sarvadi shares voting and investment power over all such shares with his spouse. Also includes shares pledged to banks as collateral for loans. The Board determined the amount of shares pledged by Mr. Sarvadi was insignificant under our pledging policy. See “Corporate Governance — Prohibition on Hedging and Pledging of Our Common Stock” for a further discussion.
4    Includes 109,808 shares owned by S.C.A Legacy, Ltd.
5    Mr. Sharp’s ownership is based on his last form 4 dated May 10, 2024, and corporate records of shares that have vested in connection with his retirement from the Company on November 15, 2024.
6    Based on a Schedule 13G/A filed with the SEC on January 23, 2024. BlackRock, Inc. reported sole voting power with respect to 5,060,785 shares and sole dispositive power with respect to 5,340,113 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
7    Based on a Schedule 13G/A filed with the SEC on November 8, 2024. Mawer Investment Management Ltd. reported sole voting power with respect to 5,119,336 shares and sole dispositive power with respect to 5,190,036 shares. The address of Mawer Investment Management Ltd. is 600, 517 - 10th Avenue SW, Calgary, Alberta, Canada T2R 0A8.
8    Based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported shared voting power with respect to 65,911 shares, sole dispositive power with respect to 3,623,916 shares and shared dispositive power with respect to 104,415 shares with Vanguard Fiduciary Trust Company. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
General
In accordance with our Certificate of Incorporation, the members of the Board are divided into three classes. Our Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class III, Class I, and Class II directors expire at the Annual Meeting of Stockholders in 2025, 2026, and 2027, respectively. The term of office of each of Eli Jones, Randall Mehl, John M. Morphy, and Richard G. Rawson, who comprise the current Class III directors, expires at the time of the 2025 Annual Meeting of Stockholders, or as soon thereafter as their successors (if any) are elected and qualified. All nominees have consented to be named in this proxy statement and to serve as a director if elected.
Our Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board but shall not be less than three nor more than 15 persons. The number of members constituting the Board is currently fixed at 11.
Voting; Approval Requirements
All proxies will be voted in favor of the nominees named below unless a stockholder has indicated otherwise. The affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the 2025 Annual Meeting of Stockholders is required for election of the nominees. Abstentions and broker non-votes will be deemed votes not cast. Under our Bylaws and in accordance with Delaware law, a director’s term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our Annual Meeting of Stockholders would continue serving as a director (sometimes referred to as a “holdover director”), generally until the next Annual Meeting of Stockholders. However, as a condition to being nominated to continue to serve as a director, each incumbent director nominee has submitted an irrevocable letter of resignation that is effective upon and only in the event that (1) he or she fails to receive the required vote; and (2) the Board accepts such resignation. In such an event, the Nominating and Corporate Governance Committee is required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board is required to decide whether to accept the resignation and to disclose its decision-making

Insperity	5	2025 Proxy Statement

process within 90 days from the certification of the election results.
If, at or prior to the 2025 Annual Meeting of Stockholders, any nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Nominees for Director
The following individuals have been nominated for re-election to the Board as Class III directors with terms expiring at the 2028 Annual Meeting of Stockholders:

Eli Jones	•Independent Director •Director since: 2020 •Age: 63 •Commonality, Equality, & Cohesion Board Liaison
Dr. Eli Jones rejoined the Company as a Class III director in December 2020. Since June 2021, Dr. Jones has served as a marketing professor and endowed chair at Mays Business School at Texas A&M University. From July 2015 through May 2021, Dr. Jones served as the Dean of the Mays Business School. Dr. Jones has served as a member of the board of directors of First Financial Bankshares, Inc. (Nasdaq: FFIN) since January 2022. He has also served on the board of trustees of the Invesco family of funds since 2016, and served on their Governance Committee from 2016 until 2021. Dr. Jones was also a director of the Company from 2004 through June 2016. Before joining the Mays Business School, from 2012, he was the Dean of the Sam M. Walton College of Business at the University of Arkansas and holder of the Sam M. Walton Leadership Chair in Business. Prior to joining the faculty at the University of Arkansas, he was Dean of the E.J. Ourso College of Business and Ourso Distinguished Professor of Business at Louisiana State University (“LSU”) from 2008 to 2012; and Professor of Marketing and Associate Dean at the C.T. Bauer College of Business at the University of Houston from 2007 to 2008, where he also was an Associate Professor of Marketing from 2002 to 2007; and an assistant professor from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston. Dr. Jones served as the executive director of the Program for Excellence in Selling and the founding director of the Sales Excellence Institute at the University of Houston from 1997 to 2007. Before becoming a professor, he worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco and Frito-Lay. Dr. Jones has also published three books and approximately 50 research articles in leading peer-reviewed academic journals in sales and sales management. He received his Bachelor of Science degree in Journalism in 1982, his MBA in 1986, and his Ph.D. in 1997, all from Texas A&M University.
Dr. Jones brings to the Board significant experience and cutting-edge knowledge and expertise. He is considered a “sales scientist” in that he conducts and publishes cutting-edge research in sales, sales management, marketing strategy, leadership and customer relationship management based on data from organizations world-wide, which are areas critical to the Company. Dr. Jones is able to draw upon his research to provide the Board knowledge with respect to the Insperity sales force. Dr. Jones’ prior service as Dean of the Mays Business School at Texas A&M University; Dean of the E.J. Ourso College of Business and Ourso Distinguished Professor of Business at LSU, Dean of the Sam M. Walton College of Business at the University of Arkansas and holder of the Sam M. Walton Leadership Chair in Business, demonstrate his leadership and broad-based business acumen.

Randall Mehl	•Independent Director •Director since: 2017 •Age: 57 •Committees: Compensation Committee
Mr. Mehl joined the Company as a director in December 2017. Mr. Mehl has served on the boards of ICF International, Inc. (Nasdaq: ICFI), a global consulting and technology services provider, since September 2017, and Kforce Inc. (Nasdaq: KFRC), a professional staffing firm, since January 2017. Since January 2024, he has also served on the board

Insperity	6	2025 Proxy Statement

of Krueger International, a private company that provides contract furniture solutions. Mr. Mehl is the president of Stewardship Capital Advisors, LLC, which manages a family-office equity fund focused on making investments in business and technology services. Previously, he served as a managing director and a partner with Baird Capital, a middle market private equity group, and led a team focused on the business and technology services sector from 2005 until the end of 2016. From 1996 to 2005, Mr. Mehl was a senior equity research analyst with Robert W. Baird & Company, covering various areas within the broader business and technology services sector, including professional employer organizations. Prior to earning an MBA from The University of Chicago’s Booth School of Business in 1996, Mr. Mehl designed, developed, and used technology systems at Accenture and The Capital Group from 1990 to 1994. In addition to his public board experience, Mr. Mehl previously served on several private company boards and on the investment committee for several funds, and has expertise analyzing, acquiring, and selling businesses.
Mr. Mehl brings extensive experience in the technology and business process outsourcing sectors, including PEOs, which are directly relevant to our company’s objectives. His background as an investor, adviser and board member focused on these industries provides an important investor perspective to the Board and provides key insight to the Board as it analyzes our long-term objectives. Further, due to his experience in technology and with technology companies involved in software development and cybersecurity, Mr. Mehl brings additional insights to the Board regarding these areas that are critical to our business.

John M. Morphy	•Independent Director •Director since: 2016 •Age: 77 •Committees: Finance, Risk Management and Audit Committee
Mr. Morphy joined the Company as a director in May 2016. Mr. Morphy previously served as senior vice president, chief financial officer, secretary and treasurer of Paychex, Inc. (Nasdaq: PAYX), a leading provider of payroll, human resource, and benefits outsourcing solutions for small to medium-sized businesses, from October 1996 until June 2011, at which time he was appointed vice president of finance at Paychex until he retired in January 2012. As chief financial officer of Paychex, Mr. Morphy reported directly to the chief executive officer and was responsible for all finance, legal, shareholder relations, purchasing, real estate and travel functions. Prior to joining Paychex in 1995, he served as the chief financial officer of Goulds Pumps, Inc., a then publicly traded global manufacturer of pumps for industrial, commercial and water supply markets, from 1985 to 1993, and as group vice president over industrial products at Goulds through 1995. From 1976 to 1985, Mr. Morphy was vice president and controller for Computer Consoles, Inc., and before that he was an accountant at Arthur Andersen & Company, an accounting firm. Mr. Morphy also previously served as a director of Inforte Corp., a then publicly traded customer and demand management consultancy, from April 2003 to August 2004. He earned his Bachelor of Science in Accounting from LeMoyne College and his Certified Public Accountant certificate in 1973. Mr. Morphy was originally appointed to the Board pursuant to a prior agreement with a former significant stockholder.
Mr. Morphy brings extensive financial, accounting and industry experience to the Board. His more than 20 years of financial leadership experience for various public corporations and experience in many facets of finance within varied environments, including rapid growth companies, global Fortune 500 industrial companies and major accounting firms, provide substantial knowledge and insight that are valuable to the Board.

Richard G. Rawson	•Director since: 1989 •Age: 76
Mr. Rawson has been a director of the Company since 1989. In May 2018, Mr. Rawson retired from his position as president of the Company, a position that he had held since August 2003. Before being elected president, he served as executive vice president of administration, chief financial officer and treasurer of the Company from February 1997 until August 2003. Prior to that, he served as senior vice president, chief financial officer and treasurer of the Company since 1989. Before joining the Company in 1989, Mr. Rawson served as a senior financial officer and controller for several companies in the manufacturing and seismic data processing industries. He is the past president of the NAPEO. Mr.

Insperity	7	2025 Proxy Statement

Rawson currently serves on the Executive Advisory Committee of the Bauer College Board of the C.T. Bauer College of Business at the University of Houston. Additionally, he is co-founder and chairman of Sciolytix, Inc., co-founder and partner of Trinity Legacy Partners, a registered investment advisory firm, and co-founder and chairman of Del Monte Capital, a private equity firm. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston and received a Doctor of Humane Letters (honorary) from the University of Houston in December 2020.
Mr. Rawson brings financial and operational experience to the Board. His lengthy service as president of the Company, as well as his prior service as chief financial officer and treasurer of the Company, provide in-depth knowledge and insight of Company operations and financial matters to the Board.

The Board recommends that stockholders vote “For” all of the nominees listed above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Directors Not Currently Subject to Election
The following directors are not subject to election at the 2025 Annual Meeting of Stockholders:
Class I Directors (Term Expires at 2026 Annual Meeting of Stockholders)

Timothy T. Clifford	•Lead Independent Director •Director since: 2016 •Age: 69 •Committees: Compensation Committee (Chair); Nominating and Corporate Governance Committee
Mr. Clifford joined the Board as a director in October 2016 and he currently serves as the Company’s lead independent director. From September 2019 through December 2023, Mr. Clifford served as an operating partner and consultant to Welsh, Carson, Anderson and Stowe (“WCAS”), a private equity firm focused on investments in the technology and healthcare industries. In connection with investments by WCAS, he served on the board of directors of EMS LINQ, Inc., a cloud-based financial software solution for K-12 school districts in the U.S. from December 2021 through December 2023, and of Absorb Software, an enterprise learning management software company, from May 2021 until March 2022. From June 2015 through March 2019, Mr. Clifford served as president and chief executive officer of Frontline Education, a private-equity-backed cloud software company that manages human resources functions at over 80,000 public and private schools in the U.S. He is also a co-founder of the Frontline Research and Learning Institute, as well as The Line, a publication sharing new ideas and insight while encouraging civil discourse on the most challenging problems facing K-12 educators and administrators. Prior to joining Frontline Education, from 2010 through 2013, Mr. Clifford was a corporate officer and co-president of Automatic Data Processing (NYSE: ADP) National Accounts, a $2.5 billion human capital management software and services business serving the largest U.S. companies, and was the co-founder and chief executive officer of Workscape, Inc., a pioneering cloud software provider to the human capital management industry, from 1999 until its acquisition by ADP in 2010. Prior to founding Workscape, he held chief executive officer or senior leadership positions at HealthPlan Services, Consolidated Group and Prudential Insurance Company. From 2013 to 2015, he also served as a director and audit committee member of Carbonite Inc. (Nasdaq: CARB). Mr. Clifford holds a Bachelor of Liberal Arts degree from Northeastern University in Boston.
Mr. Clifford brings extensive technology, entrepreneurial and leadership experience to the Board. His substantial experience with providing HR-related services to businesses, along with his entrepreneurial background and knowledge of cloud-based software solutions for the HR services industry, provide key perspectives to the Board on matters that directly impact our business and the businesses of our customers.

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Ellen H. Masterson	•Independent Director •Director since: 2017 •Age: 74 •Committees: Finance, Risk Management and Audit Committee (Chair)
Ms. Masterson joined the Company as a director in September 2017. Since 2014, Ms. Masterson has served as an independent director of Westwood Holdings Group (NYSE: WHG), an investment management firm with over $10 billion in assets under management, and Westwood Trust, a Texas state-chartered trust company. Ms. Masterson is the chair of the audit committee of both WHG and Westwood Trust and serves as a member of the nominating and governance committee and compensation committee of WHG. She joined the Board of Governors of The Doctors Company, a leading physician-owned medical malpractice insurer, in 2018 where she serves on the finance committee and is chair of the audit committee. Ms. Masterson retired as a partner with PricewaterhouseCoopers LLP ("PwC") in 2008, having served in this capacity since 1999 and from 1985 to 1997. At PwC, Ms. Masterson specialized in audits of companies involved in several sectors of the financial services industry and public companies with a focus on mergers and acquisitions. She held senior positions within the leadership of PwC from 2001 to 2008, including international responsibilities across the global network of PwC firms. From 1997 to 1999, Ms. Masterson served as senior vice president and chief financial officer of American General Corporation, prior to its acquisition by American International Group, Inc. Since 1982, she has served on numerous boards of non-profit and charitable organizations.
Ms. Masterson brings extensive knowledge of financial reporting and accounting issues faced by companies in the business services industry, as well as experience with strategic planning and corporate governance. With her experience as a partner in an international accounting firm, as a chief financial officer for a public company, and as an audit committee member of a public company board, Ms. Masterson strengthens the Board’s financial reporting and accounting acumen, and provides significant expertise from which she can draw to advise and consult with the Board and management on financial and audit-related matters.

Latha Ramchand	•Independent Director •Director since: 2019 •Age: 64 •Committees: Finance, Risk Management and Audit Committee
Dr. Ramchand joined the Company as a director in December 2019. Dr. Ramchand has served as Executive Vice Chancellor and Provost at the University of Missouri since her appointment in August 2018. Previously, Dr. Ramchand served as dean of the C.T. Bauer College of Business of the University of Houston from 2011 to 2018. Prior to her deanship, she served as associate dean from 2006. In these roles she has overseen enrollment growth, expansion of research and fund raising, in addition to connecting academic programming to industry and community needs. Dr. Ramchand is also a certified financial analyst and served on the advisory board of the CFP Board of Standards from 2019 to 2022. She received her Ph.D., Finance, from the Kellogg Graduate School of Management of Northwestern University in 1993, her M.A., Economics, from the University of Bombay in 1983 and a B.A., Economics, also from the University of Bombay in 1981.
Dr. Ramchand brings substantial leadership and financial experience to the Board, including extensive experience in managing large and complex organizations and ensuring fiscal responsibility in the management of academic enterprises and academic health centers. In addition, Dr. Ramchand’s experience with entrepreneurship and generational changes bolsters our Board’s insight into an important part of our client base.

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W. Philip Wilmington	•Independent Director •Director since: 2024 •Age: 66 •Committees: Compensation Committee
Mr. Wilmington joined the Company as a director and as a member of the Compensation Committee in May 2024. Mr. Wilmington most recently served as Vice-Chairman of Workday, Inc. (Nasdaq: WDAY), a leading provider of solutions to help organizations manage their people and money, from 2018 until his retirement in May 2024. Mr. Wilmington first joined Workday in February 2015 as Executive Vice President Field Operations, and he served as its Co-President from June 2015 until his appointment to Vice-Chairman. From September 2012 to January 2015, Mr. Wilmington was the President and Chief Operating Officer of Tidemark Systems, Inc., a provider of corporate performance management software for planning, budgeting, forecasting, and analytics. Mr. Wilmington also previously served as the Chief Executive Officer of OutlookSoft, an enterprise performance management software company, from 2005 to 2007. From 1992 until 2004, Mr. Wilmington held various leadership positions at PeopleSoft, a global enterprise software company, including Executive Vice President, Americas from 2000 until October 2004 and Co-President for the remainder of 2004. In addition, from 2007 until 2019, he served a director of privately-held bank. Mr. Wilmington received a bachelor’s degree in marketing from Bradley University and previously served on Bradley University’s Board of Trustees.
Mr. Wilmington brings substantial experience in the HR software sector, including human capital management (“HCM”) software solutions. His leadership at innovative, growth-oriented technology companies provides key perspectives and substantial insight to the Board regarding the development, operations, marketing, and sales of HCM solutions, which are integral to our business and our clients.
Class II Directors (Term Expires at 2027 Annual Meeting of Stockholders)

Carol R. Kaufman	•Independent Director •Director since: 2013 •Age: 75 •Committees: Nominating and Corporate Governance Committee (Chair); Compensation Committee
Ms. Kaufman joined the Company as a director in November 2013. From July 2011 through April 2018, Ms. Kaufman served as the executive vice president, secretary, chief administrative officer and chief governance officer of The Cooper Companies, Inc. (NYSE: COO), a global medical device company, where she had previously served in a variety of capacities since October 1995, including as vice president of legal affairs beginning in March 1996 and senior vice president beginning in October 2004. From January 1989 through September 1995, she served as vice president, secretary and chief administrative officer of Cooper Development Company, a former affiliate of The Cooper Companies, Inc. Beginning in 1971, Ms. Kaufman held several financial positions, including deputy corporate controller, with Cooper Laboratories, Inc., the former parent of The Cooper Companies, Inc. Ms. Kaufman also served as a member of the western region advisory board for FM Global, the world’s largest property insurer. Ms. Kaufman has served on the University Advisory Board for Boston University and on the board of the University of St. Andrews American Foundation. Ms. Kaufman served as a director of Chindex, Inc. (former Nasdaq-listed company) from November 2000 until September 2014, serving on its audit and compensation committees and as chair of its governance and nominating committee, and as a member of its special transaction committee until its sale in 2014 to TPG. Ms. Kaufman earned a Bachelor of Science degree in Mathematics in 1971 from Boston University.
Ms. Kaufman brings extensive financial and business experience, including in corporate governance, risk management, executive compensation and employee benefits to the Board. Her varied roles within The Cooper Companies, Inc. and prior board service provide the Board with additional expertise on governance and on evaluating and executing strategic initiatives.

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John L. Lumelleau	•Independent Director •Director since: 2019 •Age: 73 •Committees: Finance, Risk Management and Audit Committee
Mr. Lumelleau joined the Company as a director in December 2019. Mr. Lumelleau served as the president and chief executive officer of Lockton, Inc., the largest privately held independent insurance broker and a top 10 insurance broker globally, from 2002 until his retirement in 2017. Following his retirement, he served as an independent advisor to Lockton until 2021 and continues to serve on the board of directors of Lockton. Since November 2022, Mr. Lumelleau has served as a non-executive director of Premium Credit Limited, a privately-held specialty provider of installment financing supporting the purchase of insurance policies and other services that operates in the UK and Ireland, where he is also a member of their audit, risk and finance committee. In 2019, he also became chairman of the board of Orchid Underwriters Agency, LLC, a leading specialty underwriter of catastrophe exposed property insurance, and is a member of the management advisory board of TowerBrook Capital Partners. While he served as president and chief executive officer, Lockton’s revenues grew from $92 million to $1.4 billion and it expanded from 7 offices to 85 offices globally. Previously, he served as president of Lockton from 2000 to 2002 and as operations executive from 1997 to 1999. Prior to joining Lockton, Mr. Lumelleau held various roles at Alexander & Alexander, Inc. and its successor, AON Risk Services, from 1976 until 1997, including executive vice president of global retail sales. He currently serves on the board of trustees of Fordham University and previously served on the Board of Overseers of the St. John’s University School of Risk Management & Actuarial Sciences and the board of directors of The Council of Insurance Agents and Brokers. Mr. Lumelleau holds a Bachelor of Arts from Fordham University.
Mr. Lumelleau brings substantial leadership, industry and business experience to the Board, including an extensive knowledge of the insurance industry. Mr. Lumelleau’s previous experience as the long-time CEO of the world’s largest privately held insurance brokerage firm provides the Board with substantial knowledge, insight and key perspectives related to risk management and the opportunities and challenges faced by growth-oriented organizations.

Paul J. Sarvadi	•Chairman of the Board and Chief Executive Officer •Director since: 1986 •Age: 68
Mr. Sarvadi, co-founder of the Company and its subsidiaries, has been a director since the Company’s inception in 1986. He has also served as the Chairman of the Board and Chief Executive Officer of the Company since 1989 and as president of the Company from 1989 to August 2003. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as president of the National Association of Professional Employer Organizations (“NAPEO”) and was a member of its board of directors for five years. In 2001, Mr. Sarvadi was selected as the 2001 National Ernst & Young Entrepreneur of the Year ® for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University. In 2007, he was inducted into the Texas Business Hall of Fame.
Mr. Sarvadi brings substantial business and operational experience to the Board, including an extensive knowledge of sales, customer relationships, and issues affecting small to medium-sized businesses. Mr. Sarvadi’s role as a co-founder of the Company and lengthy service as chief executive officer of the Company provide to the Board extensive knowledge and insight of our operations and issues affecting the Company as well as the broader Professional Employer Organization (“PEO”) industry. Mr. Sarvadi’s previous experience starting and operating several small businesses, as well as his frequent interaction with the Company’s clients, provide valuable insight to the challenges facing small to medium-sized businesses, which is a principal focus of the Company.
Board Composition
As an organization deeply centered around people, we hold a core value of respecting the inherent worth of every individual, recognizing that finding commonality among diverse backgrounds and experiences leads to innovation,

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creativity, and productivity. These principles inform the broad view of diversity adopted by our Nominating and Corporate Governance Committee when evaluating director candidates. As a result, the Board is comprised of directors with a wide range of perspectives, opinions, and experiences (including directors who have been leaders in start-up companies, public companies, sales organizations, insurance companies, investment banks, HR companies, accounting firms, and business schools), as well as a variety of backgrounds (including two directors from historically underrepresented groups) and other personal factors (including three female directors). Please see “Corporate Governance – Selection of Nominees to the Board of Directors – Director Qualifications” for additional information regarding the skill sets of our directors.
Summary of Committee Memberships and Liaison Roles
The following table summarizes the committees of which each director is currently a member:

	Class (Term Expires)	Compensation Committee	Finance, Risk Management & Audit Committee	Nominating & Corporate Governance Committee	Commonality, Equality, & Cohesion Board Liaison
Timothy Clifford*	I (2026)	C		●
Eli Jones†	III (2025)				●
Carol Kaufman†	II (2027)	●		C
John Lumelleau†	II (2027)		● $
Ellen H. Masterson†	I (2026)		C $
Randall Mehl†	III (2025)	●
John Morphy†	III (2025)		● $
Latha Ramchand†	I (2026)		● $
Richard G. Rawson	III (2025)
Paul J. Sarvadi‡	II (2027)
W. Philip Wilmington	I (2026)	●
______________________________________

C	Committee Chair	*	Lead independent Director
●	Committee Member / Liaison Role	†	Independent Director
$	Audit committee financial expert	‡	Chairman of the Board and CEO

CORPORATE GOVERNANCE
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies our Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access our Corporate Governance Guidelines in their entirety in the Investor Relations section of our website at www.insperity.com under the Corporate Governance heading. The information on our website is not, and shall not be deemed to be, a part of this proxy statement.
Director Independence
Under the rules of the NYSE, a majority of our directors must be independent. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board considered all relevant facts and circumstances, and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest or a significant relationship on the one hand, and the Company, its affiliates, or our senior management on the other. As a result of this review, at its meeting held in February 2025, the Board affirmatively determined that all of the Company’s

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directors are independent, with the exception of Mr. Sarvadi, who is a member of our senior management, and Mr. Rawson, who was a member of our senior management until his retirement in May 2018, whose independence was not considered by the Board.
The Board has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board in making disclosures regarding its determinations of independence, the Board has adopted categorical standards as contemplated under the listing standards of the NYSE then in effect. Under the rules then in effect, relationships that were within the categorical standards were not required to be disclosed and their impact on independence was not required to be separately discussed, although the categorical standards, by themselves, did not determine the independence of a particular director. The Board considers all relevant facts and circumstances in determining whether a director is independent. A relationship satisfies the categorical standards adopted by the Board if it:
•is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;
•consists of charitable contributions made by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and
•is not required to be, and it is not otherwise, disclosed in this proxy statement.
In the course of the Board’s determination regarding the independence of those directors under consideration, it considered all transactions, relationships and arrangements in which such directors and the Company were participants or deemed to have an interest.
Selection of Nominees for the Board of Directors
Identification and Evaluation of Candidates for Nomination to the Board of Directors
The Nominating and Corporate Governance Committee may solicit ideas for potential candidates for membership on the Board from a number of sources, including members of the Board, our executive officers, individuals personally known to the members of the Board, research, and search firms. The Nominating and Corporate Governance Committee has authority to select and compensate a third-party executive search firm to help identify candidates, as it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the stockholder makes available to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate all candidates identified through the processes described above on the same basis.
In assessing a director candidate, the Nominating and Corporate Governance Committee considers the appropriate balance of experiences, skills and other qualifications required for service on the Board. See “— Director Qualifications” below for detailed information concerning directors’ qualifications. Additionally, the Nominating and Corporate Governance Committee also considers the extent to which a director candidate contributes to the diversity of the Board, with diversity being construed broadly to encompass a director candidate’s perspectives, opinions, experiences, background and other personal factors, including gender, race, ethnicity, and age. Generally, based on this initial evaluation, the chairperson of the Nominating and Corporate Governance Committee will determine whether to interview the candidate and, if warranted, will recommend that one or more members of the Nominating and Corporate Governance Committee, other members of the Board, and senior management, as appropriate, interview the candidate. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the entire Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
In addition, our Bylaws permit our stockholders to nominate individuals for election as directors at our annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate an individual for election as a director using this process, a stockholder must follow the

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procedures described under “Additional Information — Stockholder Director Nominations and Proposals for 2025 Annual Meeting of Stockholders”.
Director Qualifications
The following are core criteria that are expected of each director or nominee:
•high integrity and ethical standards;
•skills and expertise that are complementary to the existing Board members’ skills;
•independence of thought and judgment;
•the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration any service on other public company boards; and
•the ability to represent the interests of all of our stakeholders and not just one particular constituency.
In addition to these core criteria, the Nominating and Corporate Governance Committee regularly assesses the areas of expertise that will promote an effective and high-functioning board and also considers other qualities that it may deem to be desirable, such as demonstrated business judgment, collaborative abilities, training and education, and relationships.
Below are the qualifications, skills, and expertise that the Nominating and Corporate Governance Committee considers critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to our business, strategy and operations. Although a given director or director nominee need not individually possess the experience, skill, or other requisite qualification in all areas, the Nominating and Corporate Governance Committee believes that the Board, as a collective group, should have experience in such areas of expertise. The Nominating and Corporate Governance Committee regularly conducts assessments of the areas of expertise possessed by the current members of the Board and the collective Board, which is considered when developing the desired profile in candidate searches.
The chart that follows illustrates how these qualifications and skills are distributed among our directors and nominees as a collective group.
•Senior Leadership experience as a CEO or as another senior officer demonstrates leadership ability, as well as a practical understanding of complex organizations, processes, corporate culture, and the methods to drive change and growth.
•Industry experience in human capital management, human resources, insurance services, small businesses, or entrepreneurial ventures provides a valuable perspective on the Company’s business strategy, operations, key performance metrics, risks, target markets, competition, and other issues specific to the Company’s business.
•Strategic Planning experience with significant corporate initiatives is valuable in assessing specific plans to capitalize on identified growth opportunities and evaluating the Company’s capital structure and capital allocation.
•Sales & Marketing experience is critical to assisting the Board with oversight of matters relating to a large sales organization, brand development, marketing to businesses, and digital marketing.
•Audit & Financial Planning experience is key to providing oversight to the Company’s internal controls and financial reporting and to critically evaluating metrics that measure our performance.
•Risk Oversight experience contributes to identification, assessment, and prioritization of significant risks facing the Company and facilitates the Board’s role in providing oversight of the Company’s policies and procedures that are designed to manage those risks.
•Corporate Governance experience, including experience with governance principles or environmental, social, and governance initiatives such as sustainability and diversity, equity, and inclusion, is important to the Board’s understanding of best practices in corporate governance matters and enhancing board effectiveness, and supports the Board’s goals of accountability, transparency and protection of stockholder interests.

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•Information, Analytics & Technology experience assists the Board with understanding and oversight of cloud-based, mission-critical solutions, as well as cybersecurity and data privacy matters.
•Service Operations experience is valuable in understanding the issues related to a large service organization that offers business process outsourcing solutions to its clients.

Balance of Director Skills
Qualifications
Senior Leadership
10
Industry
9
Strategic Planning
11
Sales & Marketing
8
Audit & Financial Planning
5
Risk Oversight
5
Corporate Governance
9
Information, Analytics & Technology
5
Service Operations
11
0
1
2
3
4
5
6
7
8
9
10
11
Number of Directors

We provide additional information about the qualifications, skills, and expertise of each director in the biographies for the individual directors under the headings of “—Nominees for Director” and “—Directors Not Currently Subject to Election” under Proposal Number 1.
Board of Directors’ Leadership
We do not have a policy with respect to whether the positions of Chairman of the Board and chief executive officer (“CEO”) should be held by the same person or two separate individuals, and believe that it is in the best interest of the Company to consider that question from time to time in the context of succession planning. At this time, the Board believes that it is in the best interest of the Company, and is an appropriate leadership structure, to have the CEO also serve as Chairman of the Board. Combining the CEO and Chairman of the Board roles provides an efficient and effective leadership model that promotes unambiguous accountability and alignment on corporate strategy. Mr. Sarvadi co-founded the Company in 1986 and has served as Chairman of the Board and CEO since 1989. The Board believes that Mr. Sarvadi’s intimate knowledge of the daily operations of, and familiarity with, the Company and industry put him in the best position to provide leadership to the Board on setting the agenda, emerging issues facing the Company and the PEO industry, and strategic opportunities. Additionally, Mr. Sarvadi’s substantial financial stake in the Company creates a strong alignment of interests with other stockholders. Mr. Sarvadi’s combined roles also ensure that a unified message is conveyed to stockholders, employees, and clients.

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The position of lead independent director is established by our Corporate Governance Guidelines. Mr. Clifford is currently the lead independent director. The Board reevaluates the lead independent director position annually. The lead independent director has the following responsibilities in addition to the regular duties of a director:
•prepare and set the agenda for and chair executive sessions of the outside directors;
•call or convene executive sessions of the outside directors;
•authority to set the agenda for meetings of the Board;
•preside at all meetings of the Board where the Chairman of the Board is not present or has a potential conflict of interest;
•serve as liaison and facilitate communications between the independent directors and the Chairman of the Board and CEO;
•consult with the Chairman of the Board and CEO on matters relating to corporate governance and performance of the Board; and
•collaborate with the Finance, Risk Management and Audit Committee and with the rest of the Nominating and Corporate Governance Committee on possible director conflicts of interest or breaches of the Corporate Governance Guidelines.
Board of Directors’ Role in Risk Oversight
The Board is responsible for overseeing the Company’s overall risk profile and assisting management in addressing specific risks. Our Enterprise Risk Management Steering Committee (the “ERM Steering Committee”) is responsible for formally identifying and evaluating risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The ERM Steering Committee employs a disciplined approach to identifying, documenting, evaluating, communicating, and monitoring enterprise risk management within the Company. The ERM Steering Committee is chaired by the Company’s chief financial officer and includes the Company’s general counsel, internal audit director, and other members of management. The ERM Steering Committee reports to the Board and the CEO. The ERM Steering Committee conducts an annual comprehensive risk review of our overall risk profile and analyzes any significant identified risks, including consideration of risks relating to strategic, environmental, social, governance, health and safety, operational, financial, legal, regulatory, and reputational matters, which the ERM Steering Committee then presents and discusses with the Finance, Risk Management and Audit Committee and the entire Board. In addition to the formal annual review, members of the ERM Steering Committee review and provide periodic updates as appropriate regarding our overall risk profile and any significant identified risks to both the Finance, Risk Management and Audit Committee and the entire Board.
During 2024, the ERM Steering Committee completed its annual comprehensive review and update of the Company’s risks. The ERM Steering Committee further reviewed and updated the mitigating factors associated with such risks, and prioritized the identified risks based upon the subjectively determined likelihood of the occurrence and the estimated resulting impact on the Company if the risk occurred.
The Board executes its risk oversight function both directly and through its standing committees and board liaison role, each of which assists the Board in overseeing a part of the Company’s overall risk management. Throughout the year, the Board and each such committee spend a portion of their time reviewing and discussing specific risk factors, and risk assessments are part of major decision making. The Board is kept informed of the risk oversight and related activities of each committee and board liaison through regular reports from such committees. Members of senior management also update the Board and the committees during the year as appropriate to address key risk-related matters, including legal and regulatory developments, the assessment and management of environmental and climate change risks, cybersecurity and data privacy risks, and diversity, equity, and inclusion initiatives.
The Finance, Risk Management and Audit Committee is assigned primary responsibility for oversight of risk assessment with financial implications, as well as those that threaten the long-term sustainability of our business, such as risks associated with cybersecurity, data privacy, environmental (which would include climate change risks), health and safety, and social and governance matters. In its periodic meetings with management, internal auditors, and independent auditors, the Finance, Risk Management and Audit Committee reviews and monitors many factors relating to enterprise risk, including:

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•the financial affairs of the Company;
•the integrity of the Company’s financial statements and internal controls;
•the Company’s compliance with legal and regulatory requirements;
•the independent auditor’s qualifications, independence, and performance;
•the performance of the personnel responsible for the Company’s internal audit function and independent auditors; and
•the Company’s policies and procedures with respect to risk management.
The Compensation Committee has primary responsibility to consider material risk factors relating to the Company’s compensation policies and practices.
The Nominating and Corporate Governance Committee monitors governance and succession risks.
The Commonality, Equality, and Cohesion Board Liaison monitors the Company’s commonality, equality, and cohesion-related risks.
As part of its review and approval of our capital budget, compensation, major acquisitions, material contracts, and other similar matters, the Board retains ultimate authority over assessing the risks and their impacts on our business.
Prohibition on Hedging and Pledging of Our Common Stock
We have established strict standards regarding the speculative trading of our common stock. We prohibit employees and directors from engaging in hedging transactions involving our common stock. The Board also adopted a formal policy prohibiting employees and directors from engaging in the significant pledging of shares of our common stock. Any requests to pledge shares or to increase existing amounts of pledged shares are reviewed by the Board, which considers the facts and circumstances and other information the Board deems relevant.
As of April 4, 2025, Mr. Sarvadi had 120,000 shares of our common stock pledged, which represented approximately 9.0% of the shares of our common stock Mr. Sarvadi beneficially owned. After a thorough review, the Board approved Mr. Sarvadi’s pledge of shares based on their determination that the number of shares pledged by him were not significant. In making this determination, the Board considered that the pledged shares did not represent a material portion of the total shares beneficially owned by him, were less than 1% of our total shares outstanding and market capitalization, and also represented an amount that could reasonably be expected to be sold in an orderly manner in a short period of time given the Company’s historic average daily trading volume. The Board also considered Mr. Sarvadi’s significant number of founder’s shares that were not earned as compensation from the Company, his compliance with our stock ownership guidelines (disregarding the pledged shares), and the purpose of his pledge being unrelated to an attempt to shift or hedge economic risk in owning Company shares.
In addition, as of April 4, 2025, Mr. Rawson had 25,000 shares of our common stock pledged, which represented approximately 11.2% of the shares of our common stock Mr. Rawson beneficially owned. After a thorough review, the Board approved Mr. Rawson’s pledge of shares based on their determination that the number of shares pledged by him were not significant. In making this determination, the Board considered that Mr. Rawson would continue to hold a material amount of unpledged shares, the pledged shares were less than 1% of our total shares outstanding and market capitalization, and the pledged shares also represented an amount that could reasonably be expected to be sold in an orderly manner in a short period of time given the Company’s historic average daily trading volume. The Board also considered that a significant number of Mr. Rawson’s shares were earned during his employment with the Company and are not related to compensation for service on the Board, his compliance with our stock ownership guidelines (disregarding the pledged shares), the purpose of his pledge being unrelated to an attempt to shift or hedge economic risk in owning Company shares, and the agreement from the lending bank to which the shares are pledged that it would not exercise any rights with respect to the pledged shares (including a sale of such shares) at any time that Mr. Rawson would be unable to take a similar action under our insider trading or other applicable policies.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code”) governing the conduct of our directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the NYSE Listed Company Manual

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and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our public filings; compliance with laws; and the prompt internal reporting of violations of the Code. Our new employees are required to certify that they have reviewed and understand the Code. In addition, our annual compliance training for all employees reminds them of their obligations under the Code and provides practical examples to foster a deeper understanding of its principles. You can access the Code on our website at www.insperity.com under the Corporate Governance heading in the Investor Relations section. The Finance, Risk Management and Audit Committee has responsibility for oversight of compliance with Code. Changes in and waivers to the Code for our directors, executive officers and certain senior financial officers will be posted on our Internet website within four business days of being approved and will be maintained for at least 12 months.
Stockholder Communications and Engagement
Stockholders and other interested parties may communicate directly with the entire Board or the non-management directors as a group by sending an email to directors@insperity.com. Alternatively, you may mail your correspondence to the Board or non-management directors in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339. In the subject line of the email or on the envelope, please specify whether the communication is addressed to the entire Board or to the non-management directors.
Unless any director directs otherwise, communications received (via U.S. mail or email) will be reviewed by our Corporate Secretary who will exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions), and personal grievances.
In addition, members of management, including our Chairman of the Board and CEO, regularly meet with stockholders to review Company strategies, financial and operating performance, and other topics of interest. We share the feedback from these sessions with the Board to help ensure that both the Board and management understand and consider the issues that are important to our stockholders. Please also see “Compensation Discussion & Analysis – Stockholder Advisory Votes” for an additional discussion.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors
Directors are expected to attend all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board met six times in 2024. During 2024, all of the members of the Board participated in at least 75% of the meetings of the Board and Committees of which they were members during the period of such director’s service. The Board encourages its members to attend the Annual Meeting of Stockholders. Last year, all ten of our then-current directors attended the Annual Meeting of Stockholders.
Executive Sessions of the Board of Directors and the Lead Independent or Presiding Director
Our outside directors hold executive sessions at which our management is not in attendance at regularly scheduled Board meetings, and our independent directors hold executive sessions at which only the independent directors are in attendance at least once per year. The lead independent director establishes the agenda and serves as presiding director at the executive sessions. In the absence of a lead independent director, the chairperson of the Nominating and Corporate Governance Committee (if different from the lead independent director) or an independent director designated by the outside directors will preside at meetings of non-management directors. Currently, Mr. Clifford serves as the lead independent director and Ms. Kaufman serves as the chairperson of the Nominating and Corporate Governance Committee.
Committees of the Board of Directors and Board Liaison
The Board has appointed three standing committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three standing Committees, which have been adopted by the Board, contain a detailed description of the respective standing committee’s duties and responsibilities and are available on our website at www.insperity.com under the Corporate Governance heading in the Investor Relations section. The Board has reviewed the applicable legal and NYSE standards for independence for members of each of the Finance, Risk Management and Audit Committee; the Compensation

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Committee; and the Nominating and Corporate Governance Committee, as well as our independence standards for such Committees, and has determined that the members of each of those Committees of the Board is “independent” under such requirements.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met four times in 2024. The members of the Nominating and Corporate Governance Committee currently are Ms. Kaufman, who serves as chairperson and Mr. Clifford. The Nominating and Corporate Governance Committee: (1) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (2) recommends to the Board a slate of director nominees to be elected by the stockholders at the next Annual Meeting of Stockholders and, when appropriate, director appointees to take office between Annual Meetings of Stockholders; (3) recommends to the Board assignments for membership on the committees of the Board of Directors and the board liaison role; (4) develops and recommends to the Board a set of corporate governance guidelines for the Company; and (5) oversees the evaluation of the Board.
Finance, Risk Management and Audit Committee
The Finance, Risk Management and Audit Committee met nine times in 2024. The members of the Finance, Risk Management and Audit Committee currently are Ms. Masterson, who serves as chairperson, Mr. Lumelleau, Mr. Morphy, and Dr. Ramchand. The Board has determined that each member of the Finance, Risk Management and Audit Committee is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of financial statements of the Company by reviewing and monitoring: (1) the financial affairs of the Company; (2) the integrity of the Company’s financial statements and internal controls; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; (5) the performance of the personnel responsible for our internal audit function and the independent auditors; and (6) our policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board. The Finance, Risk Management and Audit Committee also reviews risk exposures that threaten the long-term sustainability of the Company’s business, such as risks associated with cybersecurity, data privacy, environmental (which would include climate change risks), health and safety, social and governance matters. In connection with those responsibilities, the Finance, Risk Management and Audit Committee oversees the Company’s process of preparing its annual Corporate Social Responsibility report.
Compensation Committee
The Compensation Committee met five times in 2024. The members of the Compensation Committee currently are Mr. Clifford, who serves as chairperson, Ms. Kaufman, Mr. Mehl, and Mr. Wilmington. The Compensation Committee: (1) oversees and administers the Company’s compensation policies, plans and practices; (2) reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC; and (3) prepares the annual report required by the rules of the SEC on executive compensation for inclusion in the Company’s annual report on Form 10-K or proxy statement for the Annual Meeting of Stockholders. To carry out these purposes, the Compensation Committee: (1) evaluates the performance of, and determines the compensation for, the CEO and, taking into consideration recommendations made by the CEO, our other executive officers; (2) administers our compensation programs; and (3) performs such other duties as may from time to time be directed by the Board.
Pursuant to the terms of the Insperity, Inc. Incentive Plan, as amended and restated effective May 23, 2023 (the “Incentive Plan”), formerly known as the Insperity, Inc. 2012 Incentive Plan, as amended (the “2012 Incentive Plan”), the Board or the Compensation Committee may delegate authority under the Incentive Plan to the Chairman of the Board or a committee of one or more Board members, respectively, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plan with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Commonality, Equality, and Cohesion Board Liaison
We are committed to our mission of helping businesses succeed, believing that their prosperity will positively impact the communities we serve. At the heart of our unique company culture is a business concept that we call Commonality, Equality, and Cohesion (or “CEC”). Under the CEC philosophy, we recognize and appreciate the diverse backgrounds and experiences that make each of our team members unique while we collectively drive toward the shared purpose of making

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an impact for our clients and in our communities. We believe this values-based, people-centric, culture-driven approach fosters a strong sense of belonging for our employees and creates dynamic employee engagement, which drives a powerful level of care for our clients.
In 2023, the Board created the Commonality, Equality, and Cohesion Board Liaison position to provide independent oversight of, and advice to, Company management with respect to the Company’s CEC efforts and help consider stockholder interests on these matters. Dr. Jones was appointed to this role. As Commonality, Equality, and Cohesion Board Liaison, Dr. Jones provides regular updates to the Board and consults with, and assists, each of the standing committees of the Board as appropriate regarding CEC matters and related risks. This role was also established to reinforce a company-wide commitment to CEC.

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EXECUTIVE COMPENSATION

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Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, objectives, and strategies and the underlying elements of our compensation programs for our named executive officers (“NEOs”) in 2024. This CD&A also summarizes decisions that the Compensation Committee of the Board (“Compensation Committee”) made regarding these programs and the factors considered in making those decisions.
The following individuals comprised our NEOs for 2024. We had no other executive officers serving at the end of our fiscal year ended December 31, 2024.

Name	Title
Paul J. Sarvadi	Chief Executive Officer and Chairman of the Board
James D. Allison	Executive Vice President of Finance, Chief Financial Officer and Treasurer[1]
A. Steve Arizpe	President and Chief Operating Officer
Christian P. Callens	Senior Vice President of Legal, General Counsel and Secretary
Douglas S. Sharp	Former Executive Vice President of Finance, Chief Financial Officer and Treasurer[2]
Financial Highlights
During 2024, the Company invested significant human capital and financial resources in support of developing the initial phase of its plans to jointly develop, market and sell a new full-service human resources solution for small and midsize businesses with Workday, Inc. (“Workday”). We believe that this new solution, which would combine Workday’s HR technology with the Company’s HR services, has the potential to positively impact the long-term growth and profitability of the Company. Most of the investment associated with these development efforts were reflected as expenses, resulting in adjusted EBITDA of $270 million, which is lower compared to the prior year. Despite the continued strong execution of our leadership team and employees during 2024, the continuation of widespread economic uncertainty and lower hiring by our clients resulted in a 2% decrease in our average number of worksite employees (“WSEEs”) paid during 2024 compared to 2023. While growth in average WSEEs paid fell short of expectations, our continued strong level of profitability allowed us to increase our regular quarterly dividend to a record $0.60 per share, resulting in annual dividends of $2.37 per share.
Consistent with our pay-for-performance approach of tying a significant portion of NEOs compensation to corporate performance, our reduced performance resulted in below target level performance payouts under our annual incentive program. See “— 2024 Short-Term Incentive Program Performance Results” later in this CD&A for additional details.
1    Mr. Allison served as the Company’s Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer until November 15, 2024, when he was promoted to the position of Executive Vice President of Finance, Chief Financial Officer and Treasurer.
2    Mr. Sharp retired from the Company effective November 15, 2024.

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______________________________________
Note:    Adjusted EBITDA is a non-GAAP financial measure used by management to analyze the Company’s performance. Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) plus stock-based compensation and amortization of SaaS implementation costs. Please read Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Non-GAAP Financial Measures,” in our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025, our prior Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024, our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023, and our prior Form 10-K for the year ended December 31, 2021 filed with the SEC on February 10, 2022 for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

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______________________________________
*        Excludes special dividend of $2.00 per share paid in the fourth quarter of 2021.

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Our Pay-for-Performance Compensation Philosophy
Our overall compensation philosophy is focused on pay-for-performance. We have set a number of compensation objectives and endeavor to accomplish the philosophy as follows:

Compensation Objective	How we accomplish our objectives
Attract, retain and motivate high-performing individuals to achieve our annual and long-term business and strategic goals	•
Build a culture based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance and achieving excellence through a high-energy, collegial work environment.

•
Maintain competitive base salaries that compensate employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, internal comparisons and other relevant factors.

	•	Provide a competitive benefits package.
	•	Deliver the largest portion of executive compensation in the form of long-term incentives that vest over multiple years.
Motivate management to achieve short-term business goals and to enhance long-term stockholder value	•	Promote a performance-driven culture that encourages growth by recognizing and rewarding employees who meet and exceed our business objectives.
	•	Motivate and reward organizational performance through variable pay programs that directly support our business objectives, encourage leadership of departmental units and encourage collaboration and teamwork across our Company.
	•	Base a substantial portion of each NEO’s total compensation package on long-term incentive components and a variable annual compensation component (as outlined below).
	•	Align the interests of our executive officers with the interests of our stockholders through the use of long-term equity and performance-based incentive compensation opportunities.
	•	Align the interests of our executive officers with the interests of our stockholders through the use of stock ownership guidelines.
Discourage excessive risk taking that could adversely impact stockholder value	•	Conduct an annual risk assessment of our executive compensation programs.
	•	Maintain an independent Compensation Committee, which retains an independent compensation consultant.
	•	Incorporate a variety of governance best practices and avoid governance pitfalls as outlined below.
Insperity’s Best Practice Features
We have embedded features in our overall compensation programs that are both aligned with our business objectives and designed to strengthen the link between the interests of our executive officers and those of our stockholders. Following is a summary of practices related to compensation that we have adopted and pay practices that we avoid:
What Insperity has:

✓	Compensation program emphasizing variable and at-risk compensation with at least 74% of each NEO’s target compensation tied to annual bonus and long-term incentives
✓	Long-term incentive (“LTI”) program prioritizing performance-based LTI with 65% of the CEO’s and, on average, 48% of the other NEO’s LTI mix in performance-based LTI
✓
Stock ownership guidelines requiring the CEO to hold shares equal to five times base salary, other executive officers to hold shares of three times or one and one-half times base salary, depending on the executive tier level established by the Compensation Committee, and non-employee directors to hold shares equal to five times the annual cash retainer

✓
Clawback policy for incentive compensation paid to current and former executive officers, consistent with NYSE listing standards, in addition to a broad-based recoupment policy applicable to all other employees

✓
Minimum vesting period of one year for grants of restricted stock, restricted stock units and phantom shares awards, stock options, stock appreciation rights, and performance awards, with limited exceptions for a maximum of 5% of authorized shares for issuance under the Incentive Plan and for terminations due to death, disability, retirement or change in control

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✓	Double trigger requirement for vesting of NEO and executive officer equity awards that provides for equity acceleration only in the event of a qualifying termination following a change in control
✓	Hedging policy prohibiting employees and directors from engaging in hedging transactions involving shares of our common stock
✓	Pledging policy prohibiting employees and directors from engaging in pledging transactions involving shares of our common stock that would be considered significant by the Board
✓	A lead independent director
✓	Compensation Committee composed entirely of outside, independent directors
✓	Independent compensation consultant hired by, and reporting directly to, the Compensation Committee
What Insperity does not have:

✗	Employment agreements with NEOs or other executive officers
✗	Executive pension or other similar retirement or supplemental benefits
✗	Single trigger change in control agreements for NEOs or other executive officers
✗	Tax gross-ups in the event of a change in control
✗	Medical coverage for retirees
✗	Excessive benefits and perquisites
Stockholder Advisory Votes
At our 2024 Annual Meeting of Stockholders, our stockholders approved, in a non-binding advisory vote, the compensation of our NEOs, with over 98% of the votes cast in favor of such compensation. The Company’s management conducted stockholder outreach to our largest institutional stockholders prior to our 2024 Annual Meeting of Stockholders regarding our executive compensation programs and the say-on-pay advisory vote. The feedback received was provided to the Compensation Committee for consideration as part of its ongoing evaluation of our executive compensation programs. The Compensation Committee values the opinions expressed by our stockholders and believes that the level of support at our 2024 Annual Meeting of Stockholders demonstrates a strong alignment of our compensation programs with stockholders’ interests.
2024 Executive Compensation Program
Summary of Compensation Elements
We provide our NEOs with a mixture of pay linked to company and individual performance. The major elements of our 2024 annual compensation package for NEOs are summarized in the following chart:

	Compensation Element	Form of Compensation	Purpose
Fixed	Base Salary	Cash	Provides fixed level of compensation to attract and retain talent
Variable and At-Risk	Variable Cash Compensation (Short-Term Incentive Program)	Cash	Rewards executive officers for achieving annual Company performance goals
	Long-Term Equity Incentives	Restricted Stock Units and Performance Shares	Supports long-term focus on creating stockholder value, provides strong retention incentive with multi-year vesting and rewards achievement of long-term performance goals
Benefits	Retirement Benefits	401(k) Plan	Provides competitive retirement benefits as part of comprehensive pay package
	Health & Welfare Benefits	Medical, Dental, Life and Disability Benefits	Provides competitive health and welfare benefits as part of comprehensive pay package

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As illustrated in the charts below, approximately 88% of the CEO’s target direct compensation and 82% of all NEOs3 target direct compensation, on average, was in the form of incentive-based compensation.
2024 Compensation
Base Salary
Base salary is intended to provide fixed annual compensation to attract and retain talented executive officers. Annual adjustments to base salary are based upon an annual performance evaluation, market data and other relevant considerations.
Our NEOs base salaries for 2024 were as follows:

	2023	2024	2024
	Base Salary	Base Salary	Changes
Chief Executive Officer and Chairman of the Board	$1,125,000	$1,160,000	3.1%
Executive Vice President of Finance, Chief Financial Officer and Treasurer	$446,000	$550,000	23.3%[4]
President and Chief Operating Officer	$720,000	$744,000	3.3%
Senior Vice President of Legal, General Counsel and Secretary	—	$440,000	n/a5
Former Executive Vice President of Finance, Chief Financial Officer and Treasurer	$603,000	$627,000	4.0%
The 2023 and 2024 base salaries were based on annual performance evaluations, the findings of compensation studies conducted in late 2022 and 2023 by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), and other factors deemed relevant by the Compensation Committee, such as Company performance and general economic conditions.
Regarding the 2024 changes indicated in the table above
•Our CEO, President and COO, and former CFO received market-based adjustments to base salary
•Our new CFO received a market-based adjustment to base salary in his prior role, and a meaningful increase in base salary in connection with his later appointment as CFO
•Our SVP of Legal, General Counsel and Secretary received an adjustment to base salary commensurate with market compensation
3    References to NEOs include our Former Executive Vice President of Finance, Chief Financial Officer and Treasurer, unless otherwise indicated.
4    Mr. Allison’s base salary was increased to $470,000 in February 2024 as a market-based adjustment, and then further increased to $550,000 in November 2024 in connection with his promotion to his current role.
5    Mr. Callens was promoted to this position effective January 1, 2024, and was not a named executive officer in 2023.

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Variable Short-Term Incentive Compensation
Variable short-term incentive compensation places a significant portion of executive compensation at risk, is tied to corporate performance, and is paid based upon eligible compensation earned in 2024. Variable compensation for all executive officers is paid through the Short-Term Incentive Program, a cash incentive program under the stockholder-approved Incentive Plan. The Short-Term Incentive Program embodies our pay-for-performance philosophy and helps align executive officers’ compensation to the Company’s overall performance. In 2024, the Compensation Committee established the threshold, target and maximum payout opportunity for NEOs and other executive officers under the Short-Term Incentive Program at 25%, 100% and 200%, respectively.
For 2024, the Compensation Committee set the annual incentive targets as a percentage of each NEO’s base salary as follows:

2024 Target Bonus Opportunity

Chief Executive Officer and Chairman of the Board	150%
Executive Vice President of Finance, Chief Financial Officer and Treasurer	100%
President and Chief Operating Officer	125%
Senior Vice President of Legal, General Counsel and Secretary	100%
Former Executive Vice President of Finance, Chief Financial Officer and Treasurer	100%
Annual Bonus Metrics
The Compensation Committee selects corporate performance goals that align with the Company’s business strategy and objectives. The Compensation Committee sets each corporate performance goal to be challenging and rigorous, requiring the attainment of predetermined achievement levels before triggering a payout to the executives. The Compensation Committee chose to tie 70% of the NEOs’ Short-Term Incentive Program payout opportunity to growth and profitability objectives and 30% to the execution of the initial planning and implementation phase of the new strategic partnership with Workday that was announced in February 2024.
For 2024, our annual bonus program was based 30% on adjusted EBITDAIC, 30% on the growth in average number of WSEEs paid, 10% on the growth in the average number of paid employees in our traditional payroll solution, and 30% on the execution of four initiatives identified as of primary importance to the execution of the strategic partnership with Workday.
Consistent with prior years, the Compensation Committee chose to exclude incentive compensation from adjusted EBITDA under the Short-Term Incentive Program because any cash payout impacts adjusted EBITDA. Please see the Annual Bonus Metric chart below for definitional details.

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Annual Bonus Metric	Definition	Rationale
Adjusted EBITDAIC
In setting our adjusted EBITDAIC performance goal, the Compensation Committee elected to exclude specified items from EBITDA (earnings before interest, taxes, depreciation, and amortization), to the extent applicable, including for example, the following: (1) non-cash impairment charges; (2) stock-based and incentive compensation; (3) changes in statutory tax rates and assessments; (4) professional advisory fees and outside costs related to stockholder matters; (5) pre-paid software as a service (“pre-paid SaaS”) product implementation expense; (6) executive severance arrangements; (7) certain pre-identified Workday implementation costs; and (8) other extraordinary, unusual or infrequent items.

For 2024, adjusted EBITDAIC, the Compensation Committee only excluded the adjustments for stock-based and incentive compensation, pre-paid SaaS product implementation expense and certain pre-identified Workday implementation costs.
We have included adjusted EBITDAIC as one of our corporate performance goals because we believe it is a key indicator of our overall productivity; effective management of pricing, direct costs and operating expenses; and ability to grow the business while favorably balancing profitability.

Growth in Average WSEEs Paid (“PWEE Growth”)
The PWEE Growth corporate component of the Short-Term Incentive Program bonuses was determined by calculating the year-over-year growth in the average number of WSEEs paid for calendar year 2024 and also year-over-year growth as of January 2025 compared to January 2024, with the final payout amount being based upon the period that produced the greatest percentage payout of the target bonus. We include the number of WSEEs paid for January 2025 in the performance period to reflect the results of our annual Fall Sales Campaign and significant year-end client renewal period.

The approach outlined above is consistent with prior years.
We included PWEE Growth as a component in order to focus our NEOs on growing our business. Increasing the average number of WSEEs paid is a key metric for measuring the success of our sales operations and client retention efforts and is a significant driver in our overall growth and performance.
Growth Percentage in Traditional Employment Employees (“WX Employee Growth”)
The WX Employee Growth component was measured based on the percentage of growth in the average number of employees paid in our Workforce Acceleration solution, which is our traditional payroll solution.
We included this component to focus our organization on growing this comprehensive human capital management and payroll service solution.
Development and Completion of Initial Planning Phase of Workday Partnership Strategy (“Workday Partnership Strategy”)
In establishing the Workday Partnership Strategy goal, four primary initiatives were identified and predefined underlying objectives were established to measure achievement of the goal. The four initiatives, equally weighted at 25%, included (1) corporate tenant technology and systems development, (2) a go-to-market plan for marketing, (3) a go-to-market plan for sales, and (4) the enablement to onboard and transition clients. The predefined objectives for each initiative were evaluated and scored on a scale of one to ten points, based on accomplishing the initial design, development, testing and initial deployment, and substantial completion of the objective.

We included the Workday Partnership Strategy as a component to focus our NEOs on jointly executing with Workday the initial planning phase of a new full-service HR solution for small and midsize businesses.

2024 Short-Term Incentive Program Performance Results
In 2024, we established rigorous goals under our Short-Term Incentive Program that aligned with our business plan for the year. Our performance under the Short-Term Incentive Program resulted in a payout between threshold and threshold plus for the PWEE Growth and WX Employee Growth goals and between target and stretch for the adjusted EBITDAIC and Workday Partnership Strategy goals. The table below shows the result of component versus our 2024 bonus targets.

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		Metric
		Adjusted EBITDAIC (in millions)[1]	PWEE Growth	WX Employee Growth	Workday Partnership Strategy
Threshold	(25% Payout)	$285.3	0%	14%	16 points
Threshold Plus	(50% Payout)	$317.8	2.0%	18%	20 points
Target	(100% Payout)	$338.6	2.5%	21%	24 points
Stretch	(150% Payout)	$356.9	2.7%	24%	30 points
Maximum	(200% Payout)	$371.5	3.0%	28%	36 points
Actual Results		$345.5	1.4%	14.6%	27 points
Performance Modifier		119%	43%	29%	125%
______________________________
1Adjusted EBITDAIC under our Short-Term Incentive Program differs from the definition of adjusted EBITDA we disclose as a Non-GAAP financial measure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” of our annual report on Form 10-K for the year ended December 31, 2024. Under our Short-Term Incentive Program, adjusted EBITDAIC also included an adjustment for incentive compensation expense and certain pre-identified Workday implementation costs.
Workday Partnership Strategy Assessment
The Compensation Committee reviewed and evaluated the Company’s performance under pre-defined objectives for each of the four primary initiatives for the initial planning phase of the Workday Partnership Strategy goal. The four primary initiatives included (1) corporate tenant technology and systems development, (2) go-to-market plan for marketing, (3) go-to-market plan for sales, and (4) enablement to onboard and transition clients. Utilizing a sliding ten-point scale for each initiative, the Compensation Committee assessed the Company’s progress and achievement ranging from initial design through substantial completion for each pre-defined objective. Some of the highlights of management’s significant efforts on the initial phase of the Workday Partnership Strategy goal include:
•Developed data integration feeds between Workday and approximately seventy-five third-party vendors
•Developed and integrated complex tax filing and benefits enrollment solutions for the corporate tenant
•Completed core market research to inform positioning and campaign design
•Developed the joint solution name and branding
•Collaborated with Workday to develop a lead sharing and mapping process designed to facilitate the exchange of sales leads
•Developed an initial co-selling business plan for sales leadership of both organizations, including co-selling strategy, compensation strategy and sales training materials
•Developed an operational readiness toolkit with key operational milestones for client onboarding, change management, and client and staff training for the new joint solution
•Collaborated with Workday to develop a client onboarding playbook to support initial beta client migration and implementation activities
•Developed a cross-functional inventory of essential PEO services for scalability or automation in the new joint solution
•Initiated, analyzed and completed thousands of testing scenarios regarding system functionality
After evaluating the objectives for each of the four initiatives, the Compensation Committee determined that the cumulative effort and achievement was 27 points, resulting in a payout between the target and stretch performance levels.
2024 Short-Term Incentive Program Bonus Payouts
The executives received bonus payouts in the following amounts based on the weighting for each metric and performance

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against each objective.

Executive	Target Bonus ($)	Adjusted EBITDAIC Payout	PWEE Growth Payout	WX Employee Growth Payout	Workday Partnership Strategy Payout	Bonus Payout (% of Target)	Actual Bonus Payout ($)
Chief Executive Officer and Chairman of the Board	$1,731,923	$618,296	$223,418	$50,226	$649,471	89.0%	$1,541,411
Executive Vice President of Finance, Chief Financial Officer and Treasurer	$475,538	$169,767	$61,344	$13,791	$178,327	89.0%	$423,229
President and Chief Operating Officer	$925,385	$330,362	$119,375	$26,836	$347,019	89.0%	$823,592
Senior Vice President of Legal, General Counsel and Secretary	$432,594	$154,436	$55,805	$12,545	$162,223	89.0%	$385,009
Former Executive Vice President of Finance, Chief Financial Officer and Treasurer	$563,019	$200,998	$72,629	$16,328	$211,132	89.0%	$501,087
Long-Term Equity Incentive Compensation
Long-term equity incentives align the interests of our executive officers with those of our stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for achieving long-term performance goals and enhancing stockholder value. Long-term equity incentive awards are made under the stockholder-approved Incentive Plan. The objectives of the Incentive Plan are to:
•provide incentives to attract and retain persons with training, experience and ability to serve as an executive officer;
•promote the interests of the Company by encouraging executive officers to acquire or increase their equity interest in the Company;
•incent executive officers to achieve long-term performance goals and increase stockholder value;
•provide a means by which executive officers may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and
•encourage executive officers to remain with, and devote their best efforts to the business of, the Company, thereby advancing the interests of the Company and our stockholders.

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Long-Term Equity Awards Granted in 2024
In February 2024, the CEO presented to the Compensation Committee his recommendations for long-term incentive awards for the other executive officers. His recommendations as to the amount and form of awards to be granted were based on a number of factors, including, the importance of each executive officer’s role in the Company’s future business operations, equity pay practices of competitor companies, annual expense to the Company of equity awards, and the Company’s own past practices in granting equity awards. The Compensation Committee then determined and approved the awards for our executive officers, including the CEO, based upon the above noted factors. The Compensation Committee approved 2024 target LTI opportunities for the NEOs that represented increases in the following amounts:
•Our CEO received an 8% increase to help maintain target total direct compensation near the market median
•Our other NEOs received increases ranging from 10% to 23%6, all of which were intended to reflect strong individual performance and better position the executives near the market median
Please see “— Assessing External Market Compensation Practices” later in this CD&A for additional Compensation Peer Group information.

Executive	Total LTI Grant Date Fair Value	Restricted Stock Units			Performance Shares under LTIP
		Weighting	Shares Granted	Grant Date Fair Value	Weighting	Shares Granted	Grant Date Fair Value
Chief Executive Officer and Chairman of the Board	$6,636,701	35%	23,555	$2,362,331	65%	43,750	$4,274,370
Executive Vice President of Finance, Chief Financial Officer and Treasurer	$1,087,397	55%	6,035	$605,250	45%	4,935	$482,147
President and Chief Operating Officer	$1,873,006	45%	8,525	$854,972	55%	10,420	$1,018,034
Senior Vice President of Legal, General Counsel and Secretary	$840,074	55%	4,660	$467,351	45%	3,815	$372,723
Former Executive Vice President of Finance, Chief Financial Officer and Treasurer	$1,581,531	55%	8,775	$880,045	45%	7,180	$701,486
Awards granted to NEOs under the Incentive Plan include a “double trigger” requirement in the case of a “change in control” of the Company as defined under the Incentive Plan. The imposition of a double trigger means that awards granted to NEOs do not immediately vest following a change in control. Under the double trigger, the conditions and/or restrictions that must be met with respect to vesting or exercisability of future awards granted to NEOs will lapse only after a “qualifying termination” within a prescribed number of months following a change in control. All outstanding equity awards held by NEOs include the double trigger requirement.
All equity grants to executive officers are approved solely by the Compensation Committee. If an award is made at a meeting of the Compensation Committee, the grant date is the meeting date or a fixed, future date specified at the time of the grant. RSUs and performance awards are valued in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
2024 Restricted Stock Units
The 2024 RSUs granted are all subject to a three-year ratable annual vesting schedule, accrue dividend equivalents payable in additional shares of our common stock at the time of vesting, and all NEO grants include a “double trigger” requirement in the case of a “change in control” of the Company. The 2024 RSUs are subject to the Company’s Qualified
6    Excludes Mr. Callens who was promoted effective January 1, 2024 and was not eligible to participate in the 2023 LTIP Awards.

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Retirement Policy whereby time-vested RSUs will continue vesting in accordance with an awards original vesting schedule provided the NEO’s last date of employment is at least six (6) months after the date of grant, the NEO has attained age 62 with at least 15 years of continuous service, the NEO provides the Company with six (6) months advance notice of retirement, the NEO continues to work full-time during such six (6) month period, and the NEO signs a waiver and release of claims. In addition, in order to avoid forfeiting the unvested RSUs, a retired NEO must refrain from providing any services, including but not limited to, as an employee, director, advisor, or independent contractor, to a business engaged in providing any services offered by the Company and its subsidiaries and affiliates at the time of the NEO’s retirement, including but not limited to PEO services, payroll services, retirement services, or insurances services.
2024 Performance Share Awards under the Long-Term Incentive Program (“LTIP”)
In evaluating the structure of the 2024 LTIP Awards, the Compensation Committee considered information provided by FW Cook on market design trends and examined payouts under the adjusted EBITDA component of prior LTIP awards. The Compensation Committee established at grant of the 2024 LTIP Awards set growth percentages for achieving threshold, target and maximum performance levels based on the actual end of the prior year adjusted EBITDA obtained in year one and two of the three-year performance cycle. The Compensation Committee believed that this structure aligned with our stockholder’s long-term interests and incentivized the NEOs and other executive officers for the duration of the LTIP award by eliminating unnecessary volatility in multi-year forecasts while still establishing challenging long-term performance goal metrics. The Compensation Committee decided to assign a weighting for the components of the 2024 LTIP Awards at 75% adjusted EBITDA and 25% relative total shareholder return (“RTSR”). The table below outlines the metrics used in our 2024 performance share awards under the LTIP, and the rationale for each metric.

Performance Share Metric	Definition	Rationale
Adjusted EBITDA (75% weighting)
EBITDA is adjusted for non-cash impairment charges, stock-based compensation expense, pre-paid SaaS product implementation expenses, professional advisory fees and outside costs related to stockholder matters, executive severance arrangements and changes in statutory tax rates and assessments. EBITDA may also be adjusted to exclude extraordinary or unusual items such as: nonrecurring gains or losses, material litigation or settlements, material changes in tax or health care reform laws and the impact of any divestitures, acquisitions, the cumulative effect of accounting changes, asset write-downs, restructuring charges or the results of discontinued operations that occur during the performance period.
These adjustments are largely consistent with prior years.
The adjusted EBITDA portion of the 2024 LTIP Awards is measured under a three-year performance period (2024-2026) consisting of three one-year performance periods, with each calendar year being equally weighted for one-third of the target opportunity.
The Compensation Committee elected to use adjusted EBITDA as a performance metric because it is a key indicator of our: (1) overall productivity; (2) effective management of pricing, direct costs and operating expenses; and (3) ability to grow the business while favorably balancing profitability.
Relative TSR (RTSR) (25% weighting)
RTSR will be measured over the entire 2024-2026 performance period against the performance of 18 peer companies that the Compensation Committee designated as the Company’s 2024 Compensation Peer Group.
The Compensation Committee elected to use RTSR as a performance metric to further align the long-term financial interests of the executive officers and the Company’s stockholders.
Recipients can earn 50% of the target number of performance shares if the threshold performance level is achieved and can earn up to 200% of the target number of performance shares if the maximum performance level is achieved. If the performance metric for a performance period falls below the threshold level, no performance shares will be credited for the performance period. If actual performance results fall between the threshold, target and maximum performance levels, the number of performance shares earned will be determined by interpolation between the applicable performance levels. For the RTSR component, the 2024 LTIP Awards are structured to cap the payout at 100% of target in the event the

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Company’s absolute TSR over the performance period is negative, and the payout opportunity is based on the Company’s percentile TSR ranking compared the peer group. Please see “— 2022 LTIP Awards” later in this CD&A for additional RTSR information.
Except in the case of a qualifying termination in connection with a change in control, or a termination due to retirement under the Company’s Qualified Retirement Policy, death or disability, a participant in the LTIP must be continuously employed by the Company or its subsidiaries throughout the entire three-year performance period and on the date such award is paid after the conclusion of the performance period to receive a payout of an award. The LTIP awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of performance shares actually earned pursuant to the LTIP awards if and to the extent dividends are paid on our common stock during the performance period.
Under the Qualified Retirement Policy, portions of the 2024 LTIP Awards may continue to vest provided the NEO’s last date of employment is at least six months after the date of grant, the NEO has attained age 62 with at least 15 years of continuous service, the NEO provides the Company with six (6) months advance notice of retirement, the NEO continues to work full-time during such six (6) month period, and the NEO signs a waiver and release of claims. In addition, in order to avoid forfeiting any outstanding LTIP Awards, a retired NEO must refrain from providing any services, including but not limited to, as an employee, director, advisor, or independent contractor, to a business engaged in providing any services offered by the Company and its subsidiaries and affiliates at the time of the NEO’s retirement, including but not limited to PEO services, payroll services, retirement services, or insurances services. Any payout under the 2024 LTIP Awards is further limited to a pro-rata amount for the portion of the performance period during which the NEO provided services and based upon actual performance results certified by the Compensation Committee. For any open performance period that begins after the NEO’s last day of employment, that portion of the LTIP award is forfeited.
The performance objectives and payout percentages for the portion of the first year of the 2024 LTIP Awards subject to the achievement of the adjusted EBITDA performance metric was as follows:

Performance Level	2024 Adjusted EBITDA Performance Objective (in millions)	Payout Percentage
Below Threshold	Less Than $241	0%
Threshold	$241	50%
Target	$263	100%
Maximum	$285	200%
For purposes of the 2024 LTIP Awards, the Compensation Committee certified adjusted EBITDA of $270 million for the 2024 performance period. The Compensation Committee determined the LTIP performance modifier to be 130% for the first one-third tranche of the 2024 LTIP Award attributed to adjusted EBITDA.
2023 LTIP Awards
The performance objectives and payout percentages for the portion of the second year of the 2023 LTIP Awards subject to the achievement of the adjusted EBITDA performance metric was as follows:

Performance Level	2024 Adjusted EBITDA Performance Objective (in millions)	Payout Percentage
Below Threshold	Less Than $371	0%
Threshold	$371	50%
Target	$389	100%
Maximum	$407	200%
For purposes of the 2023 LTIP Awards, the Compensation Committee certified adjusted EBITDA of $270 million for the 2024 performance period. The Compensation Committee determined the LTIP performance modifier to be 0% for the second one-third tranche of the 2023 LTIP Award attributed to adjusted EBITDA.

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2022 LTIP Awards
In February 2022, the Compensation Committee granted awards under the LTIP (the “2022 LTIP Awards”) to the NEOs and certain other officers. The 2022 LTIP Awards are weighted at 75% for the adjusted EBITDA component and 25% for the RTSR component. Adjusted EBITDA is subject to a three-year performance period, 2022-2024, with each year being equally weighted for one-third of the target opportunity, while RTSR is measured over the entire 2022-2024 performance period.
For the 2022 LTIP Awards, the Compensation Committee elected to use increasing levels of EBITDA, with certain pre-defined adjustments expressed as a growth percentage established at grant based on the actual end of the prior year adjusted EBITDA, as the performance metric, because it is a key indicator of our: (1) overall productivity; (2) effective management of pricing, direct costs and operating expenses; and (3) ability to grow the business while favorably balancing profitability. For the 2024 performance period, adjusted EBITDA for the 2022 LTIP Awards was generally subject to the same adjustments as the 2024 LTIP Awards, with the exception of not including an adjustment for pre-paid SaaS product implementation expenses. Adjusted EBITDA is a non-GAAP financial measure (for additional information, please see the discussion of Adjusted EBITDA under “— Long-Term Equity Incentive Compensation — Long-Term Equity Awards Granted in 2024”).
For RTSR, the Compensation Committee elected to measure the Company’s performance against the performance of 15 companies the Compensation Committee designated as the 2022 compensation peer group. To mitigate the impact of one day’s trading activity, the beginning and ending stock price for each peer company is determined using a 20-day average closing stock price for the first day and last day of the performance period. If the Company’s absolute TSR over the performance period is negative, the payout percentage is capped at 100% of target performance shares granted, regardless of the Company’s RTSR positioning.
The 2022 LTIP Awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of performance shares actually earned pursuant to the 2022 LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.
The table below outlines the adjusted EBITDA performance achieved for each of the three performance periods within the 2022 LTIP Awards:

Performance Period (in millions)	Adjusted EBITDA Goals			Actual Results	Vesting Percentage
	Threshold	Target	Maximum
2022	$251	$281	$311	$352	200%
2023	$370	$388	$405	$354	0%
2024	$371	$389	$407	$270	0%
For the 2022 to 2024 performance period, the Company’s RTSR performance placed the Company at the 16th percentile compared to the performance of the companies included in the 2022 compensation peer group. Based upon this level of performance, the RTSR component of the 2022 LTIP Awards vested at 0%, as set forth in the table below:

2022-2024 Performance Period	Relative Total Shareholder Return (RTSR) Goals				Actual Percentile Achieved	Vesting Percentage
	25th Percentile or Better	50th Percentile or Better	75th Percentile or Better	90th Percentile or Better
Payout as a Percentage of Target	50%	100%	150%	200%	16th Percentile	0%

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Based upon the adjusted EBITDA and RTSR vesting percentages above, the executives received payouts for the 2022 LTIP as summarized below:

Executive	2022 Target # of PSUs	PSU Payout Multiplier	2022 Earned Amounts
Chief Executive Officer and Chairman of the Board	43,355	50%	21,678
Executive Vice President of Finance, Chief Financial Officer and Treasurer	4,755	50%	2,378
President and Chief Operating Officer	9,450	50%	4,726
Senior Vice President of Legal, General Counsel and Secretary[7]	—	—	—
Former Executive Vice President of Finance, Chief Financial Officer and Treasurer	6,255	50%	3,128
Other Compensation Elements
Retirement Benefits
We do not provide pension arrangements or nonqualified defined contribution or other deferred compensation plans for our executive officers. Our executive officers are eligible to participate in the Company’s corporate 401(k) plan. For payroll periods in 2024, we contributed on behalf of each eligible participant a matching contribution equal to 100% of the first 6% of compensation contributed to the 401(k) plan by the participant (subject to applicable limitations under the Internal Revenue Code).
Supplemental Benefits, Including Management Perquisites
Executive compensation also includes supplemental benefits and a limited number of perquisites that enhance our ability to attract and retain talented executive officers. We believe that perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives. Supplemental benefits and perquisites include the following: (1) an automobile for business and personal use (executive officers are taxed on their personal use); (2) a supplemental executive disability income program that provides disability income of 60% of an executive officer’s covered earnings capped at a maximum benefit of $2,308 per week and $30,000 per month for short-term and long-term disability benefits, respectively; and (3) an executive wellness program.
In addition to the foregoing perquisites, our executive officers participate in the annual Chairman’s Trip. The annual Chairman’s Trip is provided for sales representatives meeting a certain sales target and a guest of those sales representatives. We believe that our executive officers and their spouses should be part of the trip to recognize these outstanding employees of the Company and to build relationships that contribute to retention. We pay the associated income taxes related to the trip on behalf of our employees and executive officers.
Compensation Governance and Administration Process
Role of Management in Setting Compensation
The recommendations of the CEO play a significant role in the Compensation Committee’s determination of compensation matters related to the other NEOs, each of whom report directly to the CEO. On an annual basis, the CEO makes recommendations to the Compensation Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO reviews the performance of each of the other NEOs based upon the core competencies of business ethics, managing customer focus, business acumen, strategic thinking and visionary leadership, market data for similar positions and other factors deemed relevant in reviewing each executive officer’s performance. The Compensation Committee takes the CEO’s recommendation under advisement, but makes all final decisions regarding each NEO’s compensation. The CEO does not make a recommendation with respect to his own compensation. The CEO typically attends Compensation Committee meetings, but the CEO is excused from any meeting when the Compensation Committee discusses the CEO’s compensation. Additionally, the Compensation Committee regularly meets in executive session, without the presence of the CEO. The CEO’s compensation is reviewed and discussed by the Compensation Committee and his performance is evaluated at least annually. The Compensation Committee makes all final compensation decisions for each of our NEOs, including the CEO.
7    Mr. Callens was promoted effective January 1, 2024, and was not eligible to participate in the 2022 LTIP.

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Role of the Compensation Committee in Setting Compensation
The Compensation Committee is responsible for designing, implementing and administering our executive compensation programs and, in doing so, the Compensation Committee is guided by the compensation philosophy stated above. The Compensation Committee reviews and approves total compensation for our NEOs through a comprehensive process that includes:
•selecting and engaging an external, independent consultant;
•reviewing and selecting companies to be included in our peer group;
•reviewing market data on all major elements of executive compensation;
•reviewing alignment of executive compensation and incentive goals with stockholder value; and
•reviewing performance results against corporate goals.
A complete listing of our Compensation Committee’s responsibilities is included in the Compensation Committee’s charter, which is available for review on our corporate website at www.insperity.com under the Corporate Governance heading in the Investor Relations section.
Role of the Compensation Consultants in the Compensation Process
The Compensation Committee’s charter provides that it has the sole authority to retain and terminate any compensation consultant to assist in maintaining compensation practices in alignment with our compensation goals. The Compensation Committee believes that outside consultants are an efficient way to keep current on executive compensation trends and stay abreast of competitive compensation practices. For 2024, the Compensation Committee retained FW Cook as its compensation consultant. FW Cook has not received any remuneration from the Company, directly or indirectly, other than for advisory services rendered to, or at the direction of, the Compensation Committee or the Board. The Compensation Committee has reviewed FW Cook’s independence and determined that FW Cook is an independent advisor with no conflicts of interest with us (as determined under Rule 10C-1(b)(4)(i) of the Exchange Act).
Assessing External Market Compensation Practices
At the direction of the Compensation Committee, we annually conduct an executive compensation study that compares each executive officer’s compensation to market data for similar positions. While the Compensation Committee does not target our executive officers’ pay to any particular level (such as a target percentile) of comparative market data contained in executive compensation studies, such data help to inform and influence pay decisions and are considered by the Compensation Committee in meeting our compensation program objectives as described above.
Selecting a peer group to benchmark compensation for our executive officers presents certain challenges, including the limited number of publicly-traded PEOs and the Company’s specific business model. As one of the largest PEO service providers in the United States, our direct PEO service competitors include TriNet Group, Inc., a national PEO, and the PEO divisions of Automatic Data Processing, Inc. and Paychex, Inc., which are significantly larger business service companies. The delivery of our PEO services and our other business performance solutions requires a variety of professional services, human resources, information technology services and software. These areas represent important components of our overall service offerings, and we compete for talent with many companies offering similar services or products. Our peer group includes a number of these companies.
The selection process for the Compensation Peer Group took into account multiple factors, including: industry (with an emphasis on professional and outsourced human resources services, including our PEO competitors, and information technology services), comparable revenue range, comparable market capitalization, the extent to which each company may compete with Insperity for executive talent, peer groups of our PEO peers and peers selected by certain firms who provide proxy advisory services. For setting 2024 compensation, after reviewing the peer group with FW Cook, the Compensation Committee determined that two prior peer companies be removed due to misaligned market capitalization or revenue (Gartner and TrueBlue), and five new companies (Alight, KBR, ManpowerGroup, Maximus, and Science Applications International) be added to increase the robustness of the size of the Compensation Peer Group and better position the Company near the market median for revenue. For 2024, the Compensation Peer Group included the following companies:

Insperity	37	2025 Proxy Statement

	Company Name	Company Ticker
Providers of PEO Services	Automatic Data Processing, Inc.	ADP
	Paychex, Inc.	PAYX
	TriNet Group, Inc.	TNET
IT Services,Software and Consulting	Broadridge Financial Solutions, Inc.	BR
	CACI International Inc.	CACI
	FTI Consulting, Inc.	FCN
	Genpact Limited	G
	ICF International, Inc.	ICFI
	KBR, Inc.	KBR
	Maximus, Inc.	MMS
	Science Applications International Corporation	SAIC
Professional and Outsourced Human Resource Services	Alight, Inc.	ALIT
	ASGN Incorporated	ASGN
	Kelly Services, Inc.	KELYA
	Kforce, Inc.	KFRC
	Korn Ferry	KFY
	ManpowerGroup Inc.	MAN
	Robert Half, Inc.	RHI
In addition to the results of the compensation study, internal factors are also an important consideration when determining each executive officer’s compensation. These factors include:
•the executive officer’s performance review conducted by either the Compensation Committee (for the CEO) or the CEO (for all other executive officers);
•the CEO’s recommendations regarding the other executive officers;
•the executive officer’s tenure with the Company, industry experience and ability to influence stockholder value; and
•the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.
Stock Ownership Guidelines
To further align the interests of our NEOs and non-employee directors with those of our stockholders, we have adopted stock ownership guidelines. The stock ownership guidelines provide that the CEO is required to own five times his annual base salary in our common stock and all non-employee directors are required to own five times their annual cash retainer in our common stock. The other executive officers are required to own three times or one and one-half times annual base salary in our common stock, depending on the executive tier level established by the Compensation Committee. Stock ownership includes direct stock ownership but does not include unvested performance awards or unexercised stock options. The Company annually monitors and calculates the stock ownership level of each individual, and each individual has five years to meet the applicable ownership requirements. The CEO, other executive officers, and each non-employee director are in compliance or are expected to be in compliance within the applicable time period.
Employment Agreements, Severance and Change in Control Compensation
Our executive officers are employed at will, and none have an employment agreement.
We maintain an executive severance plan for our NEOs and other executive officers that provides severance benefits if the participating executive is involuntarily terminated, or in the event of a change in control, is involuntarily terminated or

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terminates for good reason (as defined in the Plan) within a specified period of time after the change in control. In exchange for being covered under the executive severance plan, each NEO was presented with a participation agreement and required to agree to certain restrictive covenants in favor of the Company, including a 24 month non-compete for the CEO, an 18 month non-compete for the other NEOs, and a 24 month non-solicitation of customers and non-solicitation of employees. In addition, the payment of severance benefits is subject to the NEO entering into a general release of claims with the Company upon termination of employment. There were no benefits paid under the severance plan to NEOs or other executive officers during 2024.
Equity awards granted to executive officers do not automatically accelerate upon a change in control. Rather such awards contain a “double trigger” requiring a qualifying termination within a prescribed number of months following the change in control in order to accelerate vesting. All outstanding equity awards held by our NEOs are subject to the double trigger requirement.
These arrangements are discussed in more detail under “Potential Payments Upon Termination or Change in Control.”
Policy for the Recovery of Erroneously Awarded Compensation (“Clawback Policy”)
The Compensation Committee has adopted a Clawback Policy applicable to current and former executive officers, consistent with NYSE listing standards. The Clawback Policy provides for the Compensation Committee to pursue recoupment of certain erroneously awarded incentive compensation from executive officers in the event of an accounting restatement. Incentive compensation paid under the Short-Term Incentive Program and LTIP is subject to the Clawback Policy. The Company also continues to maintain a broad-based recoupment policy for incentive compensation paid to all other employees. The Clawback Policy and broad-based recoupment policy reflect the Company’s culture that emphasizes integrity and accountability.
Timing of Option and SAR Awards
We did not grant any SARs or stock options in 2024, as grants of SARs and stock options are not currently a component of our compensation program. Further, we do not have a formal policy with respect to the timing of such grants and, therefore, we (1) do not grant SARs or stock options in anticipation of the release of material nonpublic information (“MNPI”), (2) do not time the release of MNPI based on SAR or stock option grant dates or for the purpose of affecting the value of executive compensation and (3) do not take MNPI into account when determining the timing and terms of SAR or stock option grants.
Risk Assessment
The Company conducted an assessment of our compensation programs and practices for its employees and determined that there are no risks arising from such compensation programs and practices that are reasonably likely to have a material adverse effect on the Company. In arriving at this determination, some of the key risk mitigators included independent review by departments not participating in the compensation program, internal audit review, maintenance of a whistleblower line, and external auditor review.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its principal executive officer, principal financial officer, and any of its three other most highly compensated executive officers for the taxable year (other than the principal executive officer or the principal financial officer) (collectively the “covered employees”). The group of covered employees also includes an employee once considered a covered employee who continues to receive compensation from the Company (even though the employee is no longer a covered employee).
We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. The Company does not have any compensation covered by grandfathered arrangements, therefore compensation paid to our expanded group of covered employees will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and our stockholders. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is subject to the $1 million deductibility limit.

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Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
The foregoing report is provided by the following directors, who are members of the Compensation Committee:

COMPENSATION COMMITTEE
Timothy T. Clifford, Chairperson
Carol R. Kaufman
Randall Mehl
W. Philip Wilmington
Compensation Committee Interlocks and Insider Participation
During 2024, among our current directors, Mr. Clifford, Ms. Kaufman, Mr. Mehl and Mr. Wilmington (from May 2024) served on the Compensation Committee. None of the members of the Compensation Committee in 2024 is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.
SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid or earned by the CEO, chief financial officer and each of the three other most highly compensated executive officers of the Company for services rendered in all capacities to the Company for each year in the prior three years that such individual was a NEO. We have not entered into any employment agreements with any of our NEOs.
The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis section, and include the Short-Term Incentive Program and the Incentive Plan, which provide for, among other things, restricted stock unit grants, performance restricted stock unit grants, and LTIP performance awards.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Paul J. Sarvadi, Chief Executive Officer and Chairman of the Board	2024	1,160,000	—	6,636,701	1,541,411	28,136	9,366,248
	2023	1,125,000	—	6,544,828	312,947	27,236	8,010,011
	2022	1,125,000	—	6,194,009	3,355,154	26,217	10,700,380
A. Steve Arizpe, President and Chief Operating Officer	2024	744,000	—	1,873,006	823,592	129,334	3,569,932
	2023	720,000	—	1,767,801	165,835	77,605	2,731,241
	2022	690,000	—	1,742,424	1,713,462	105,286	4,251,172
James D. Allison, Executive Vice President of Finance, Chief Financial Officer and Treasurer	2024	550,000	—	1,087,397	423,229	77,006	2,137,632
	2023	446,000	—	1,032,134	81,855	71,241	1,631,230
	2022	416,000	—	971,641	825,846	92,818	2,306,305
Christian P. Callens, Senior Vice President of Legal, General Counsel and Secretary	2024	440,000	—	840,074	385,009	66,649	1,731,732

Douglas S. Sharp, Former Executive Vice President of Finance, Chief Financial Officer and Treasurer	2024	627,000	—	1,581,531	501,087	108,768	2,818,386
	2023	603,000	—	1,342,251	110,971	69,633	2,125,855
	2022	573,000	—	1,278,348	1,138,615	92,428	3,082,391
______________________________________

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1The amounts in this column represent the aggregate grant date fair value of awards granted in the year indicated and includes time-vested restricted stock units, the 2022 LTIP Awards, the 2023 LTIP Awards, and the 2024 LTIP Awards. The grant value of the 2022 LTIP Awards, the 2023 LTIP Awards, and the 2024 LTIP Awards are shown at target. Actual awards may range from 0% to 200% of the target number of phantom shares if the maximum performance level is achieved. The grant date fair value of the 2022 LTIP Awards assuming achievement at the maximum level of performance are: Mr. Sarvadi - $8,188,251; Mr. Arizpe - $1,784,792; Mr. Allison $898,062; and Mr. Sharp - $1,181,360. The grant date fair value of the 2023 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $8,714,242; Mr. Arizpe - $2,005,571; Mr. Allison - $964,830; and Mr. Sharp - $1,254,986. The grant date fair value of the 2024 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $8,548,740; Mr. Arizpe - $2,036,068; Mr. Allison - $964,294; Mr. Callens - $745,446; and Mr. Sharp - $1,402,972. For additional information, refer to Note 9, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025. See the Grants of Plan-Based Awards Table for information on awards made in 2024. These amounts do not necessarily correspond to the actual value that will be realized by the NEO.
2Represents variable cash compensation earned and awarded by the Compensation Committee under the Short-Term Incentive Program. A description of the Short-Term Incentive Program is included in “Variable Short-Term Incentive Compensation” in the Compensation Discussion and Analysis.
3All other compensation in 2024 includes the following: Company-provided automobiles; 401(k) matching contributions; premiums for executive disability insurance; executive wellness program; consulting fees; and occasional Company-related travel, events and use of Company-owned property. Certain of the aforementioned items involved no incremental cost to the Company. The cost of the Chairman’s Trip and spousal travel paid by the Company on behalf of the executive during 2024 totaled $44,101 for Mr. Arizpe, $15,863 for Messrs. Allison and Callens, and $28,238 for Mr. Sharp. The associated federal income taxes totaled $28,613 for Mr. Arizpe, $10,292 for Mr. Allison, $5,106 for Mr. Callens, and $18,321 for Mr. Sharp. The incremental cost of Mr. Arizpe’s use of a Company-leased vehicle was $28,485. The 401(k) matching contributions made by the Company during 2024 for the NEOs totaled $20,700 each.
GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to our NEOs in 2024:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul J. Sarvadi	2/28/2024	435,000	1,740,000	3,480,000	—	—	—	—	—
	2/28/2024	—	—	—	—	—	—	23,555	2,362,331
	2/28/2024	—	—	—	21,875	43,750	87,500	—	4,274,370
A. Steve Arizpe	2/28/2024	232,500	930,000	1,860,000	—	—	—	—	—
	2/28/2024	—	—	—	—	—	—	8,525	854,972
	2/28/2024	—	—	—	5,210	10,420	20,840	—	1,018,034
James D. Allison	2/28/2024	137,500	550,000(5)	1,100,000	—	—	—	—	—
	2/28/2024	—	—	—	—	—	—	6,035	605,250
	2/28/2024	—	—	—	2,468	4,935	9,870	—	482,147
Christian P. Callens	2/28/2024	110,000	440,000	880,000	—	—	—	—	—
	2/28/2024	—	—	—	—	—	—	4,660	467,351
	2/28/2024	—	—	—	1,908	3,815	7,630	—	372,723
Douglas S. Sharp	2/28/2024	156,750	627,000	1,254,000	—	—	—	—	—
	2/28/2024	—	—	—	—	—	—	8,775	880,045
	2/28/2024	—	—	—	3,590	7,180	14,360	—	701,486
______________________________________
1These amounts represent the threshold, target and maximum amounts payable to each executive under the Short-Term Incentive Program for 2024. If the threshold is not achieved, the payout is zero. The amounts earned by our NEOs under the Short-Term Incentive Program in 2024 are reflected in the Summary Compensation Table.
2These amounts represent the threshold, target and maximum amount of shares payable to each executive under the LTIP.
3These amounts represent the number of RSUs granted to each executive under the Incentive Plan during 2024.
4These amounts represent the aggregate grant date fair value of RSUs and phantom stock granted to each executive during 2024. For RSUs, fair value is calculated using the closing price of our common stock on the NYSE on the date of grant. The grant value of the 2024 LTIP Awards is shown at target. Actual 2024 LTIP Awards may range from 0% to 200% of the target number of phantom shares if below threshold level is not achieved or the maximum performance level is achieved. For the relevant assumptions used to determine the valuation of our stock awards, refer to

Insperity	41	2025 Proxy Statement

Note 9, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025. The terms of the RSU awards provide for three-year vesting and the payment of dividend equivalents on all unvested shares. The 2024 LTIP Awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of phantom shares actually earned pursuant to the 2024 LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.
5Mr. Allison’s 2024 target AIP reflects his November 2024 promotion, but was paid based upon eligible compensation earned in 2024.
OUTSTANDING EQUITY AWARDS TABLE AT 2024 FISCAL YEAR END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
Paul J. Sarvadi	—	—	—	44,801	[3]	3,472,526	93,570	7,252,611
A. Steve Arizpe	—	—	—	16,420	[4]	1,272,714	21,637	1,677,084
James D. Allison	—	—	—	11,358	[5]	880,359	10,439	809,127
Christian P. Callens	—	—	—	6,319	[6]	489,786	4,210	326,317
Douglas S. Sharp	—	—	—	15,752	[7]	1,220,938	7,446	577,139
______________________________________
1Based on the closing price of $77.51 of our common stock on the NYSE on December 31, 2024.
2Includes LTIP awards scheduled to vest (assuming target results for performance periods not yet complete and actual results for performance periods completed) and includes an estimate of dividend equivalents for the dividends declared since the date of grant. These awards will vest provided the officer continues to either be employed by us on the applicable vesting date or have satisfied the conditions under the Qualified Retirement Policy.
3Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 22,526 on February 28, 2025; 14,215 on February 28, 2026 and 8,060 on February 28, 2027.
4Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 8,433 on February 28, 2025; 5,069 on February 28, 2026 and 2,918 on February 28, 2027.
5Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 5,680 on February 28, 2025; 3,612 on February 28, 2026 and 2,066 on February 28, 2027.
6Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 2,679 on February 28, 2025; 2,044 on February 28, 2026 and 1,596 on February 28, 2027.
7Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows, provided the individual continues to comply with the terms of our Qualified Retirement Policy as of the applicable vesting date: 7,736 on February 28, 2025; 5,013 on February 28, 2026 and 3,003 on February 28, 2027.

Insperity	42	2025 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Paul J. Sarvadi	—	—	69,992	6,955,982
A. Steve Arizpe	—	—	20,893	2,069,387
James D. Allison	—	—	11,712	1,157,939
Christian P. Callens	—	—	1,624	158,098
Douglas S. Sharp	—	—	15,384	1,521,070
______________________________________
1Represents the value of the shares on the vesting date based on the last reported closing price of our common stock on the NYSE immediately preceding the vesting date.
SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS TABLE
The following table sets forth information about our common stock that was available for issuance under all of our existing equity compensation plans as of December 31, 2024:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Plan Category	(# in thousands)		($)		(# in thousands)
Equity compensation plans approved by security holders[1]	279	[2]	—	[3]	3,538 [4]
Equity compensation plan not approved by security holders	—		—		—
Total	279		—		3,538
______________________________________
1The Insperity, Inc. Incentive Plan, amended and restated May 22, 2023 (the “Incentive Plan”), formerly the 2012 Incentive Plan, and the Insperity, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”) have been approved by our stockholders. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.
2Includes 279,084 shares subject to issuance under the LTIP as of December 31, 2024 assuming maximum results for performance periods not yet complete and actual results for completed performance periods and associated dividend equivalents.
3Weighted average exercise price does not take into account shares to be issued under the LTIP.
4This includes 2,175,181 shares available under the ESPP and 1,362,979 shares available under the Incentive Plan. As of April 4, 2025, 2,145,034 shares and 826,729 shares (assuming maximum results for performance periods not yet complete and actual results for performance periods completed) were available for issuance under the ESPP and the Incentive Plan, respectively. The securities remaining available for issuance under the Incentive Plan may be issued in the form of stock options, performance awards, stock awards (including restricted stock), phantom stock awards, stock appreciation rights, and other stock-based awards.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our current and former NEOs are eligible to receive potential payments and benefits in connection with an involuntary termination without cause, qualifying retirement, termination due to death or disability, or termination under certain circumstances during the 18-month period following a change in control of the Company, or the completion of a change in control in which the continuing entity fails to assume, replace or substitute outstanding equity awards under the Incentive Plan with new awards of equivalent or greater value and on substantially equivalent or more favorable terms (“CIC Non-Assumption”). The table and discussion below describes potential payments and other benefits that would have been received or receivable by each NEO under our executive severance plan or related plans and agreements, including our 2012 Incentive Plan and Long-Term Incentive Program (including the applicable award agreements), if employment had

Insperity	43	2025 Proxy Statement

been terminated under various circumstances on December 31, 2024. The timing of the payments described below to the NEOs may also be subject to the provisions of Section 409A which may delay payment. For equity awards, we calculated the value using the closing price on the last trading day of our fiscal year ending December 31, 2024.

	Retirement ($)	Termination Not For Cause ($)	Death or Disability ($)	Termination Not For Cause or For Good Reason After Change in Control or a CIC Non-Assumption ($)
Paul J. Sarvadi
Cash Severance[1]	—	2,320,000	—	7,250,000
Time-vested RSUs[2]	3,472,526	—	3,472,526	3,472,526
Short-Term Incentive Program[3]	1,541,411	1,740,000	—	—
Long-Term Incentive Program[4]	4,036,462	—	3,911,033	7,252,584
Continued Health Care Benefits[5]	—	41,189	—	51,486
Total	9,050,399	4,101,189	7,383,559	18,026,596
A. Steve Arizpe
Cash Severance[1]	—	1,116,000	—	3,348,000
Time-vested RSUs[2]	1,272,714	—	1,272,714	1,272,714
Short-Term Incentive Program[3]	823,592	930,000	—	—
Long-Term Incentive Program[4]	918,296	—	886,405	1,677,049
Continued Health Care Benefits[5]	—	30,705	—	40,941
Total	3,014,602	2,076,705	2,159,119	6,338,704
James D. Allison
Cash Severance[1]	—	825,000	—	2,200,000
Time-vested RSUs[2]	—	—	880,359	880,359
Short-Term Incentive Program[3]	—	550,000	—	—
Long-Term Incentive Program[4]	—	—	433,431	809,088
Continued Health Care Benefits[5]	—	47,145	—	62,860
Total	—	1,422,145	1,313,790	3,952,307
Christian P. Callens,
Cash Severance[1]	—	660,000	—	1,760,000
Time-vested RSUs[2]	—	—	489,786	489,786
Short-Term Incentive Program[3]	—	440,000	—	—
Long-Term Incentive Program[4]	—	—	91,696	326,295
Continued Health Care Benefits[5]	—	30,891	—	41,188
Total	—	1,130,891	581,482	2,617,269
Douglas S. Sharp		(6)	(6)	(6)
Cash Severance[1]	—	—	—	—
Time-vested RSUs[2]	1,220,938	—	1,220,938	—
Short-Term Incentive Program[3]	501,087	—	501,087	—
Long-Term Incentive Program[4]	577,126	—	577,126	—
Continued Health Care Benefits[5]	—	—	—	—
Total	2,299,151	—	2,299,151	—

Insperity	44	2025 Proxy Statement

We have no employment agreements in place for our NEOs or other executive officers. In the event an NEO voluntarily terminates employment (other than for good reason following a change in control of the Company) or employment is terminated for cause, there are no additional payments or benefits beyond any base salary accrued through the date of termination.
There are no unvested outstanding stock options and none have been granted to our executive officers. All outstanding awards granted to employees, including to our NEOs, under the Incentive Plan include a “double trigger” requirement in the event of a change in control of the Company (as defined under our Incentive Plan). As a result of the double trigger requirement, awards will not vest following a change in control unless there is a qualifying termination of employment after the change in control (see “Executive Compensation — Compensation Discussion and Analysis” for additional information). There is no excise tax gross-up provision with respect to payments contingent upon a change in control under any of the Company’s plans, programs and we have no agreements with any of our executive officers.
______________________________________
1Cash Severance – NEOs and other executive officers are eligible to participate in our Executive Severance Plan (“Severance Plan”) approved by the Board. Participation in the Severance Plan is conditioned upon execution of a participation agreement which includes certain restrictive covenants in favor of the Company, including a non-compete, a non-solicitation of customers and a non-solicitation of employees. Our NEOs have all executed the participation agreement.
Under the Severance Plan, our current NEOs, if involuntarily terminated without “cause” (as defined in the Severance Plan) other than following a change in control (as defined in our Incentive Plan (“Change in Control”)), would receive cash severance in substantially equal installments during the severance period of 24 months for the CEO and 18 months for the other NEOs at their respective base salary in effect as of the date of termination. Our current NEOs, if involuntary terminated without cause or terminate for “good reason” (as defined in our Severance Plan) during the 18-month period after a Change in Control, would receive a lump sum cash severance equal to 30 months for the CEO and 24 months for the other NEOs of their respective base salary in effect as of the date of termination and their respective target annual bonus under the Short-Term Incentive Program.
Under terms of the Severance Plan, each NEO is required to enter into a general release of claims upon termination of employment, and payments remain conditioned upon the NEO’s continued adherence to non-competition, non-solicitation and non-disparagement covenants.
2Time-vested RSUs – At December 31, 2024, the NEOs have time-based restricted stock units (“RSUs”) outstanding under our Incentive Plan. The treatment of these equity awards will vary depending on the circumstances of the termination. Under the Company’s Qualified Retirement Policy, RSU awards will continue to vest in accordance with an awards vesting schedule provided the NEO’s last day of employment is at least 6 months after the grant date, the NEO has attained age 62 with 15 years of continuous service and the NEO provides the Company with 6 months advance notice of retirement and signs a general release of claims. RSUs are also credited with any dividend equivalents from the grant date.
In the event an NEO is involuntarily terminated, with or without cause, all unvested RSUs are forfeited. In the event of an NEO’s death, disability, a CIC Non-Assumption, or if during the 18-month period after a Change in Control a current NEO is involuntary terminated without cause or terminates for good reason (as defined in the applicable award agreement), all unvested RSUs are immediately vested and distributed, along with any dividend equivalents accrued on the RSUs, which are distributed in the form of additional shares.
3Short-Term Incentive Program – Our Short-Term Incentive Program provides for the annual bonus award to be forfeited if employment is terminated prior to the payment date, including in the event of death or disability. Under the Company’s Qualified Retirement Policy, Short-Term Incentive Program awards will be payable pro-rata based on the number of days the NEO was employed that year, at the actual level of achievement, and when awards are normally paid, provided the NEO has attained age 62 with 15 years of continuous service, provides the Company with 6 months advance notice of retirement and signs a general release of claims.
Under the Severance Plan, our current NEOs, if involuntarily terminated without cause, would receive a pro-rated lump sum payment when awards are normally paid but the amount will be based on the number of days the NEO was employed that year and assuming the target level of achievement. Our current NEOs, if involuntary terminated without cause or terminate for good reason (as defined in the Severance Plan) during the 18-month period after a Change in Control, are not entitled to any additional payment under the Short-Term Incentive Program, rather, the target annual bonus is included as part of the cash severance multiplier.
4Long-Term Incentive Program – At December 31, 2024, our NEOs have performance based LTIP awards outstanding under our Incentive Plan. The treatment of the LTIP awards will vary depending on the circumstances of the termination. Under the Company’s Qualified Retirement Policy, provided the NEO’s last day of employment is at least 6 months after the grant date, the NEO has attained age 62 with 15 years of continuous service and the NEO provides the Company with 6 months advance notice of retirement and signs a general release of claims, the LTIP awards will vest as follows: (i) any portion of the LTIP award with a performance period that ends prior to the NEO’s retirement date will be paid based on actual achievement of the performance goal(s); (ii) any portion of the LTIP award with a performance period that begins before, but then ends after, the NEO’s retirement date will be paid based on actual achievement of the performance goal(s) during the performance period(s) pro-rated by a fraction, with the numerator of the total number of days of the NEO’s employment from the first day of the performance period through the date of the NEO’s retirement, and the denominator of the total number of days encompassing the first day of the performance period and the last day of the applicable performance period; and (iii) the portion of an LTIP award with any performance period that begins on or after the NEO’s retirement date will be forfeited. Any LTIP amount determined under the Qualified Retirement Policy will be paid when the LTIP is regularly scheduled to be paid.
Upon termination due to disability or death, provided the NEO has been continuously employed since the LTIP award date, outstanding awards will continue to vest based on actual achievement of the performance goal(s) during the performance period(s) pro-rated by a fraction, with the numerator of the total number of days of the NEO’s employment from the grant date through the date of the NEO’s disability or death, and the denominator of the total number of days encompassing the first day of the first performance period and the last day of the last performance period

Insperity	45	2025 Proxy Statement

applicable to the award (if multiple performance periods). Any LTIP amount determined on account of death or disability will be paid when the LTIP is regularly scheduled to be paid.
In the event an NEO is involuntarily terminated, with or without cause, other than in connection with a “change in control,” all unvested LTIP awards are forfeited.
In the event of a CIC Non-Assumption or if the NEO has a “qualifying termination” (as defined in the LTIP) following a Change in Control, the NEO is eligible to receive the change in control value calculated based on the sum of (i) actual performance results for any performance period that was completed on or prior to the date of the change in control and (ii) for any incomplete performance period the greater of target performance or actual performance (if measurable). For a qualifying termination, the change in control value is to be paid at the normal time, while a CIC Non-Assumption would result in a shorter period to make payment. In the event the NEO terminates due to death or disability following a change in control, the change in control value shall be prorated.
LTIP awards are also credited with any dividend equivalents from the grant date.
5Continued Health Care Benefits – Under the Severance Plan, our NEOs, if involuntarily terminated without “cause” or, following a “change in control,” terminates for “good reason” (as those terms are defined in the Severance Plan), would receive medical, dental and vision insurance under arrangements in which the NEO and/or the NEO’s dependents participated immediately prior to the date of termination, at no greater monthly premium cost to the NEO. These benefits shall continue for the same number of months that the cash severance benefit is determined for the NEO. The Company’s obligation to continue medical, dental and vision coverage terminates at the end of the severance period or, if earlier, when an NEO is employed by another party and is eligible for such coverage.
6As described in our Form 8-K filed on August 27, 2024, Mr. Sharp retired from the Company effective November 15, 2024, and as such, is no longer eligible for any benefits upon a termination for cause, termination not for cause or for good reason after a change in control, or upon disability. In the event of death, Mr. Sharp would receive the Short-Term Incentive Program benefit since he retired under the Company's Qualified Retirement Policy.
CEO PAY RATIO
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Sarvadi, the CEO, to the annual total compensation of our median employee.
As of December 31, 2024:
•The annual total compensation of our median corporate employee was $95,104; and
•The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $9,366,248.
Based on this information, the ratio for 2024 of the annual total compensation for the CEO to the total annual compensation of our median employee was 98 to 1.
In order to determine this ratio, we first identified one of our employees as the median employee. We identified our median employee based on total annualized compensation paid during 2024 to all of our corporate employees, other than the CEO, who were employed by us on December 31, 2024. No cost of living adjustments were utilized in the compensation calculation. We did not include worksite employees in our calculations because our clients, who are unaffiliated third parties, determine the compensation of worksite employees.
After identifying the median employee, we calculated the annual total compensation of that employee using the same methodology used to calculate the compensation of our named executive officers in the Summary Compensation Table.
The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules for identifying the median employee and determining the ratio. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio presented above may not be comparable to the pay ratio reported by other companies.
PAY VERSUS PERFORMANCE
The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, which require that we, among other things, report the amount of “compensation actually paid” to our NEOs for the fiscal years listed below. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned, realized or paid to our NEOs during each applicable year.

Insperity	46	2025 Proxy Statement

The guiding principles of our compensation philosophy are that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Please refer to the Compensation Discussion and Analysis section for details regarding how the Compensation Committee links the compensation paid to our NEOs to our corporate performance.

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for PEO[1] ($) (b)	Compensation Actually Paid to PEO[2] ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs[3] ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs[2] ($) (e)	Total Shareholder Return (TSR)[4] ($) (f)	Peer Group Total Shareholder Return (TSR)[5] ($) (g)	Net Income[6] ($ in millions) (h)	Company Selected Measure (CSM) Adjusted EBITDA[7] ($ in millions) (i)
2024	9,366,248	81,500	2,564,421	917,878	101.83	143.93	91	270
2023	8,010,011	5,857,449	2,047,796	1,782,442	150.11	121.22	171	354
2022	10,700,380	15,936,961	3,035,129	3,804,625	142.65	113.87	179	352
2021	9,624,154	13,826,504	2,754,388	3,770,647	145.44	152.43	124	255
2020	9,561,338	13,276,744	3,380,686	4,449,825	96.84	100.85	138	289
______________________________________
1Mr. Sarvadi was our principal executive officer or “PEO” for each of the reported fiscal years. The dollar amounts reported in column (b) are the amounts reported for Mr. Sarvadi, for each corresponding year in the Total column of the Summary Compensation Table.
2The dollar amounts reported in column (c) and column (e) represent the amount of “compensation actually paid” to Mr. Sarvadi and to our non-PEO NEOs as a group, respectively, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually earned, realized or received. In accordance with these rules, the amounts reflected as Total Compensation in the Summary Compensation Table were adjusted as shown below:

Summary Compensation Table Total to Compensation Actually Paid Reconciliation
	Summary Compensation Total ($)	Less: Value of stock awards reported in Summary Compensation Table in the covered year ($)	Plus: Year-end fair value of outstanding and unvested equity awards granted in the year ($)	Plus (Less): Year-over-year change in fair value of outstanding and unvested equity awards granted in prior years[a] ($)	Plus (Less): Year-over-year change in fair value of equity awards granted in prior years that vested in the year ($)	Less: Value of stock awards granted in prior years that failed to meet vesting conditions in the year ($)	Compensation Actually Paid ($)
PEO 2024	9,366,248	(6,636,701)	5,120,138	(6,519,672)	(1,248,513)	—	81,500
Non-PEO NEOs 2024	2,564,421	(1,345,502)	948,832	(963,076)	(227,308)	(59,489)	917,878
a Includes value of any dividend equivalents credited in the applicable year that are otherwise not reflected in the fair value of such award.
3The names of each of the NEOs included for these purposes in each applicable year were as follows: (a) for 2024 Messrs. Allison, Arizpe, and Callens, as well as Mr. Sharp our retired Executive Vice President of Finance, Chief Financial Officer and Treasurer; (b) for 2023 Messrs. Allison, Arizpe, and Sharp, as well as Daniel D. Herink, our retired Executive Vice President of Legal, General Counsel and Secretary; (c) for 2022, Messrs. Allison, Arizpe, Herink, and Sharp; (d) for 2021, Messrs. Allison, Arizpe, Herink, and Sharp as well as Mr. Mincks, our retired Executive Vice President of Sales and Marketing; and (e) for 2020, Messrs. Arizpe, Herink, Mincks, and Sharp. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEO’s as a group in the Total column of the Summary Compensation Table.
4Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is the closing price on December 31, 2019.
5The Peer Group TSR used for this purpose is the S&P 1500 Composite Human Resource and Employment Services Index, which we also use in the stock performance graph required by Item 201(a) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025.
6Net Income is a GAAP financial measure. Please read our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025 and our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023.

Insperity	47	2025 Proxy Statement

7Adjusted EBITDA is a non-GAAP financial measure used by management to analyze the Company’s performance. Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) plus stock-based compensation, amortization of SaaS implementation costs and certain other predefined specified items. Please read Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures,” in our annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025 and our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023 for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.
Relationship Between Compensation Actually Paid and Performance
The charts that follow depict the relationship of "compensation actually paid" (CAP) to our PEOs and non-PEO NEOs to (1) the TSR of the Company and its peer group (as described in footnote 4 to the table above), (2) the Company's net income, and (3) the Company's annual non-GAAP Adjusted EBITDA. Pursuant to applicable regulations, CAP reflects adjustments to the fair value of equity awards during the years presented. Changes in our stock price and the projected and actual achievement of our performance goals greatly impact the total CAP reported for each year presented. For fiscal year 2024, the decrease in CAP for our non-PEO NEOs was also a reflection of the retirement in 2023 as an executive officer of our long-time Executive Vice President of Legal, General Counsel and Secretary, Mr. Herink; the addition of a less tenured executive, Mr. Callens as an NEO in 2024; and the cessation of Mr. Herink as a reported NEO in 2024. For fiscal years 2020 to 2022, the decrease in CAP for our non-PEO NEOs was also a reflection of the retirement in 2021 of our long-time Executive Vice President of Sales and Marketing, Mr. Mincks; the addition of a less tenured executive, Mr. Allison as an NEO in 2021; and the cessation of Mr. Mincks as a reported NEO in 2022.
CAP Versus TSR
The following chart shows the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group, together with the Company’s cumulative TSR, and the Peer Group TSR of the S&P 1500 Composite Human Resource and Employment Services Index, for the applicable years.

CAP Versus TSR
Compensation Actually Paid (in millions)
Total Shareholder Return
20
16
12
8
4
0
180
120
60
0
$152.43
$143.93
$145.44
$142.65
$150.11
$121.22
$113.87
$100.85
$96.84
$101.83
$13.3
$13.8
$15.9
$5.9
$0.1
$4.4
$3.8
$3.8
$1.8
$0.9
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to Other NEOs
Insperity TSR
S&P Composite 1500 - Human Resource & Employment Index

Insperity	48	2025 Proxy Statement

CAP Versus Net Income
The following chart shows the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group, together with the Company’s net income for the applicable years. Although the Company does not use net income as a performance measure in the overall executive compensation program, the Company believes net income is correlated with non-GAAP adjusted EBITDA and EBITDAIC, which represent the largest components of NEO compensation.

CAP Versus Net Income
Compensation Actually Paid (in millions)
Net Income (in millions)
20
15
10
5
0
180
120
60
0
$138
$124
$179
$171
$91
$13.3
$4.4
$13.8
$3.8
$15.9
$3.8
$5.9
$1.8
$0.1
$0.9
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to Other NEOs
Net Income

Insperity	49	2025 Proxy Statement

CAP Versus Adjusted EBITDA
The following chart shows the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group, together with the Company’s non-GAAP Adjusted EBITDA for the applicable years. The Company selected non-GAAP Adjusted EBITDA as our CSM as it represents the largest component of our LTIP and NEO compensation.

CAP Versus Adjusted EBITDA
Compensation Actually Paid (in millions)
Adjusted EBITDA (in millions)
0
5
10
15
0
100
200
300
400
$13.3
$4.4
$289
$13.8
$3.8
$255
$15.9
$3.8
$352
$5.9
$1.8
$354
$0.1
$0.9
$270
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to Other NEOs
Adjusted EBITDA

List of Most Important Performance Measures
The measures most important in determining NEO pay in 2024 were those used in our long-term and short-term incentive programs.
•Adjusted EBITDA (financial performance measure)
•Adjusted EBITDAIC (financial performance measure)
•Relative TSR (financial performance measure)
•Growth in Number of Traditional Employment Employees (WX Employee Growth) (non-financial performance measure)
•Growth in Average WSEEs Paid (non-financial performance measure)
•Development and Completion of Initial Planning Phase of Workday Partnership Strategy (non-financial performance measure)
DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. Our non-employee directors were compensated for 2024 as shown in the table below and are also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or our common stock, at the director’s option. Directors who are our employees receive no additional compensation for serving on the Board. In 2024, directors were entitled to the following compensation:

Insperity	50	2025 Proxy Statement

	Board	Compensation Committee	Finance, Risk Management and Audit Committee	Nominating and Corporate Governance Committee	Lead Independent Director	Commonality, Equality, & Cohesion Board Liaison
Annual Retainers	$85,000	$10,000	$15,000	$5,000	$42,500	$35,000
Annual Committee Chair Fees	N/A	$15,000	$25,000	$15,000	N/A	N/A
On the date of each Annual Meeting of Stockholders, each non-employee director receives an annual director award of unrestricted shares of our common stock. For 2024, the aggregate fair market value of this award was $190,000, which was determined based on the closing price of our common stock on the date prior to the date of grant. The awards are rounded up to the next higher whole share amount in the case of a fractional share amount. Each person who is initially appointed or elected as a director of the Company receives an initial director award comprised of a pro-rated portion of the annual director award.
DIRECTORS’ COMPENSATION TABLE
The table below summarizes the compensation paid by us to our non-employee directors during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy T. Clifford	154,375	188,472	—	—	342,847
Eli Jones	118,750	188,472	—	—	307,222
Carol R. Kaufman	113,750	188,472	—	—	302,222
John L. Lumelleau	98,750	188,472	—	—	287,222
Ellen H. Masterson	123,750	188,472	—	—	312,222
Randall Mehl	93,750	188,472	—	—	282,222
John M. Morphy	98,750	188,472	—	—	287,222
Latha Ramchand	98,750	188,472	—	—	287,222
Richard G. Rawson	83,750	188,472	—	—	272,222
W. Philip Wilmington	31,667	188,891	—	—	220,558
______________________________________
1Represents the dollar amount recognized for financial statement reporting purposes with respect to 2024 for the fair value of stock awards made to directors during 2024, based on the closing price of our common stock on the date of grant. The annual and initial director equity awards do not contain vesting or other restrictions, therefore Insperity recognizes the entire fair value for financial statement reporting purposes in the year that the grant is made.
REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
The Finance, Risk Management and Audit Committee (“FRMA Committee”) has been appointed by the Board to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of the financial statements of the Company. We operate under a written charter adopted by the Board and reviewed annually by us. We have furnished the following report for 2024.
We have reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2024, with management and the independent auditor, which was Ernst & Young LLP. We discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC, Communications with Audit Committees, as currently in effect.
The FRMA Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP. The FRMA Committee engages in an annual evaluation of the independent auditing firm’s qualification, performance, independence, tenure and work quality as part of its decision as to whether the current firm should be retained for the upcoming year’s audit. The FRMA Committee discussed with Ernst & Young LLP the overall scope and plan for their audits and met with the firm throughout the year, with and without management present, to monitor the firm’s progress and results obtained from their audits.

Insperity	51	2025 Proxy Statement

The FRMA Committee received from Ernst & Young LLP a formal written letter describing all relationships between the firm and the Company, including persons in financial oversight roles at the Company, that may reasonably be thought to bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1. The FRMA Committee also discussed with Ernst & Young LLP any relationships that might impact their objectivity and independence, and approved in advance all audit and permitted non-audit services to be provided. The FRMA Committee concluded that Ernst & Young LLP’s provision of other permitted non-audit services to the Company is compatible with Ernst & Young LLP’s independence.
Based on our reviews and discussions referred to above, we recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
Ellen H. Masterson, Chairperson
John L. Lumelleau
John M. Morphy
Latha Ramchand
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy currently covers transactions in which the Company and any Related Party are participants and, with respect to Related Parties who are executive officers, also have a material interest. The policy generally requires that the Finance, Risk Management and Audit Committee conduct a reasonable prior review and oversight of all such transactions, including any material amendment to any such prior transaction. Under the policy, prior to entering into a related party transaction, full disclosure of the surrounding facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and our stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the chairperson thereof, and such committee or chairperson, as the case may be, will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.
In addition and as part of the Company’s processes to monitor related party transactions, each director and named executive officer annually completes a questionnaire that requests disclosure of information not previously provided concerning transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.
We provide PEO-related services to certain entities that are owned by, or have board members that are, related parties. These related parties include Mr. Timothy T. Clifford, Mr. Richard G. Rawson and Mr. Paul J. Sarvadi or members of their families. The PEO service fees paid by such entities are within the pricing range of other unrelated clients of ours. During 2024, such client companies paid the Company the following service fees, which are presented net of the associated payroll costs:

Related Party	Net Service Fees	/	(Payroll Costs)
Mr. Clifford (one client company)	$126,282		$(909,645)
Mr. Rawson (four client companies)	$1,077,194		$(4,850,079)
Mr. Sarvadi (three client companies)	$810,274		$(1,557,079)
During 2024, certain non-executive corporate employees were family members of certain Related Parties. Total salaries, commissions and incentive compensation paid during 2024 to family members of Mr. Arizpe were $785,022 (four corporate employees).
In 2023, Mr. Sarvadi and Dr. Jones published the book titled Making Differences Work, which underlies the Company’s CEC efforts. Dr. Jones provided oversight and guidance in his capacity as an independent director to support and validate management’s approach to the initiatives set forth in the book, including conducting interviews of corporate employees

Insperity	52	2025 Proxy Statement

and conducting research on the Company. In August 2023, we entered into a Book Licensing Agreement with Mr. Sarvadi and Dr. Jones pursuant to which, among other things, Mr. Sarvadi, Dr. Jones and Insperity cross-licensed certain intellectual property related to the book and in 2023, we also reimbursed Mr. Sarvadi for his out-of-pocket costs incurred to publish, print, and distribute an advance copy of the book to our corporate employees and certain other individuals working with our Company in order for the Company to use the book for its internal training purposes. Further, the Company was authorized to purchase up to 40,000 copies of the book either directly from Mr. Sarvadi or from the publisher at the cost to Mr. Sarvadi. In 2024, the Company purchased approximately 1,350 books from Mr. Sarvadi at his cost of $6.52 per book.
In the ordinary course of business, we occasionally charter a private aircraft from a third-party air charter company, which also leases and operates an aircraft owned by Mr. Sarvadi. Pursuant to a corporate policy, when we charter the aircraft owned by Mr. Sarvadi, we pay an hourly rate plus certain trip expenses, which we believe is below the market rate for similar aircraft. The hourly rate generally includes amounts related to the cost to operate the aircraft per hour, such as fuel, pilot compensation, and maintenance. Mr. Sarvadi is generally responsible for paying the actual costs himself. During 2024, we paid a total of $910,116 to the charter company, which is comprised of the hourly rate plus expenses, in connection with our usage of Mr. Sarvadi’s aircraft. Mr. Sarvadi’s interest is equal to 85% of the hourly rate paid, or $603,573.
PROPOSAL NUMBER 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to make a non-binding recommendation on the compensation of our NEOs. This proposal, commonly referred to as “say-on-pay,” provides stockholders an opportunity to provide an overall assessment of the compensation of our NEOs rather than focus on any specific item of compensation. The advisory vote is a non-binding vote on the compensation of our NEOs, which is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Although the results of the vote on this proposal are not binding on the Board, the Board and Compensation Committee value stockholders’ opinions and will take the results into account when determining the future compensation of our NEOs. At the 2024 Annual Meeting of Stockholders, a substantial majority of the votes, over 98%, were cast in favor of our NEO compensation.
As set forth in the “Compensation Discussion and Analysis” section of this proxy statement, our Compensation Committee structured the compensation of our NEOs to emphasize our pay-for-performance philosophy. Our compensation program is designed to attract and retain key executives responsible for our success and to provide motivation for both achieving short-term business goals and enhancing long-term stockholder value. Please read the “Compensation Discussion and Analysis” section for additional details.
We have embedded features in our overall compensation programs which are aligned with the objectives of our business and designed to strengthen the link between the interests of our executive officers and those of our stockholders. Following is a summary of compensation practices that we have adopted and a list of pay practices that we avoid.

Insperity	53	2025 Proxy Statement

What Insperity has:

✓	Compensation program emphasizing variable and at-risk compensation with at least 74% of each NEO’s target compensation tied to annual bonus and long-term incentives
✓	Long-term incentive (“LTI”) program prioritizing performance-based LTI with 65% of the CEO’s and, on average, 48% of the other NEO’s LTI mix in performance-based LTI
✓	Stock ownership guidelines requiring the CEO to hold shares equal to five times base salary, other executive officers to hold shares of three times or one and one-half times base salary, depending on the executive tier level established by the Compensation Committee, and non-employee directors to hold shares equal to five times the annual cash retainer
✓	Clawback policy for incentive compensation paid to current and former executive officers, consistent with NYSE listing standards, in addition to a broad-based recoupment policy applicable to all other employees
✓	Minimum vesting period of one year for grants of restricted stock, restricted stock units and phantom shares awards, stock options, stock appreciation rights, and performance awards, with limited exceptions for a maximum of 5% of authorized shares for issuance under the Incentive Plan and for terminations due to death, disability, retirement or change in control
✓	Double trigger requirement for vesting of NEO and executive officer equity awards that provides for equity acceleration only in the event of a qualifying termination following a change in control
✓	Hedging policy prohibiting employees and directors from engaging in hedging transactions involving shares of our common stock
✓	Pledging policy prohibiting employees and directors from engaging in pledging transactions involving shares of our common stock that would be considered significant by the Board
✓	A lead independent director
✓	Compensation Committee composed entirely of outside, independent directors
✓	Independent compensation consultant hired by, and reporting directly to, the Compensation Committee
What Insperity does not have:

✗	Employment agreements with NEOs or other executive officers
✗	Executive pension or other similar retirement or supplemental benefits
✗	Single trigger change in control agreements for NEOs or other executive officers
✗	Tax gross-ups in the event of a change in control
✗	Medical coverage for retirees
✗	Excessive benefits and perquisites
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the compensation paid to Insperity’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The Board recommends that stockholders indicate their support by selecting “FOR” when voting on our executive compensation program. While the results of the advisory vote are non-binding, the Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
At the 2023 Annual Meeting of Stockholders, our stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation. In accordance with these results, we intend to hold this vote annually until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which we expect to hold no later than our 2029 Annual Meeting of Stockholders.

The Board recommends that you select “FOR” the adoption of the resolution approving the compensation of the Company’s NEOs. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

Insperity	54	2025 Proxy Statement

PROPOSAL NUMBER 3:
APPROVAL OF THE FIRST AMENDMENT TO
THE INSPERITY, INC. INCENTIVE PLAN
The Company’s Board has unanimously adopted a resolution to submit to a vote of the Company’s stockholders a proposal to approve the First Amendment (the “Amendment”) to the Insperity, Inc. Incentive Plan, as amended and restated effective May 22, 2023 (the “Plan”). The full text of the Amendment is included in Appendix B to this proxy statement and reference is made to such appendix for a complete statement of the provisions of the Amendment. The Amendment will:
•Increase the number of shares of common stock (“shares”) reserved for issuance under the Plan by 620,000 shares;
•Include clarifying language expressly stating that all shares may be issued with respect to incentive stock options;
•Require that awards (other than cash awards) to non-employee directors under the Plan be granted with a minimum vesting period of one-year, subject to earlier vesting for resignation or removal of a director, due to death, disability, retirement or a change in control, and a maximum exception of 5% of authorized shares that are not subject to the one-year minimum vesting;
•Permit non-employee director awards granted in connection with the annual meeting of the Company’s stockholders to satisfy the minimum vesting period requirement of one-year by vesting on the earlier of the one-year anniversary of the grant date or the next annual meeting of the Company’s stockholders, provided such annual meeting is at least fifty weeks after the immediately preceding annual meeting.
Determination of Share Reserve
Currently, the Plan has 826,729 shares available for future awards. If any awards are granted between April 4, 2025 and the date stockholders approve this Proposal, the shares subject to such awards would be deducted from the 826,729 shares remaining under the Plan, such that the new number of shares available for new awards going forward would also be reduced, and would equal the sum of 826,729, less the shares subject to awards granted after April 4, 2025, plus the by 620,000 new shares. This number of shares remaining available as of April 4, 2025, is insufficient to carry out the purposes of the Plan, as discussed below. If Proposal 3 is adopted, the shares reserved for the Plan will be increased by another by 620,000 shares.
The Plan’s purposes remain unchanged and are to: (a) retain and attract persons of training, experience and ability to serve as employees of the Company and its subsidiaries and to serve as non-employee directors of the Company; (b) encourage a sense of proprietorship of such persons; and, (c) stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Company’s stockholders most recently approved the Plan at the annual meeting of stockholders held on May 22, 2023. The Board believes that the Plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to increase the number of shares reserved for issuance under the Plan.
The Board and Committee considered a number of factors in determining the share reserve for the Plan, including the number of shares remaining available under the Plan, our past share usage, our estimate of the number of shares needed for future awards and potential dilution.

As of April 4, 2025
Total equity awards outstanding (A)	1,456,211
Shares available for grant under the Plan prior to increase (B)	826,729
Shares of common stock (C)	37,624,833
Dilution[1]		5.7%
______________________________________
1    Dilution is calculated as (A) + (B) / (A) + (B) +(C)

Insperity	55	2025 Proxy Statement

If the Amendment is approved, the proposed increase in the number of shares reserved for issuance would increase dilution to approximately 7.2%.
Our three-year average burn rate was 1.8% for fiscal year 2022 through fiscal year 2024 and our one-year burn rate for fiscal 2024 was 1.9%. We define burn rate as the total number of full value shares granted to participants over one fiscal year expressed as a percent of the fully diluted weighted average common shares outstanding. We average our burn rate over three fiscal years to determine our three-year average burn rate. We believe our historical burn rates are reasonable for a company of our size in our industry.
Summary of Sound Governance Features
Our Board and Compensation Committee believe the Plan, as amended, contains several features that are consistent with the interests of stockholders and sound corporate governance practices, including the following:

✓	No “Evergreen” Provision. The number of shares of our common stock available for issuance under the Plan is fixed and will not adjust based upon the number of shares outstanding.
✓
Prohibition of Discounted Options and Stock Appreciation Rights. The Plan prohibits granting options and stock appreciation rights with exercise prices lower than the fair market value of a share on the grant date.

✓
No Repricing or Exchange of Options or Stock Appreciation Rights Without Stockholder Approval. Options and stock appreciation rights issued under the Plan will not be repriced, replaced or regranted through cancellation, by decreasing the exercise price of a previously granted award or by exchanging the previously granted award for a cash buyout or settlement.

✓	Minimum Vesting for Equity Awards. Equity awards are generally subject to a minimum one-year vesting requirement, subject to limited exceptions.
✓
Prohibition of Reload Options. The Plan provides that options will not be granted under the Plan in consideration for and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a participant.

✓
No Automatic Single-Trigger Vesting Upon a Change in Control. The Plan generally provides for accelerated vesting of awards only in the event the continuing entity after a change in control fails to assume or replace an award with a new award of equivalent value and substantially equivalent terms or upon a termination without cause or for good reason within a time period following a change in control.

✓
No Recycling of Appreciation Awards. The Plan provides that the following shares will not again be made available for award under the Plan: (a) shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right; (b) shares withheld by the Company from shares that would otherwise have been delivered upon exercise of an option or stock appreciation right, or shares tendered to the Company, in each case, in satisfaction of the grant or exercise price or tax withholding requirements of an option or stock appreciation right; or (c) shares repurchased on the open market with the proceeds of the option exercise price.

✓
No Payment of Dividends on Unvested Awards. The Plan prohibits the extension of dividends to options and stock appreciation awards, and for all other awards prohibits the payment of dividends on unvested awards.

✓
Clawback/Recoupment Policy. The Plan provides that all awards are subject to potential cancellation, rescission, clawback and recoupment in accordance with the Company’s clawback/recoupment policy, and/or to the extent necessary to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder.

Required Affirmative Vote
If the votes cast in person or by proxy at the Annual Meeting in favor of Proposal 3 exceed the votes cast opposing the proposal, the Amendment will be approved. If Proposal 3 is not approved by the stockholders, the Plan will continue in its present form.

Insperity	56	2025 Proxy Statement

The Board recommends that the stockholders vote “FOR” the proposal to approve the Amendment to the Plan and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Summary of the Plan
The following description of the Plan, as amended by the Amendment, is only a summary of certain provisions thereof and is qualified in its entirety be reference to the full text of the Plan and the Amendment, copies of which are attached as Appendix A and Appendix B, respectively, to this proxy statement, which should be read in conjunction with the following summary.
Current Awards Outstanding
In February 2025, the Company certified performance results on the outstanding awards under the Plan and made its annual grant of awards to employees under the Plan. A summary of the shares outstanding under the Plan that includes these events is provided below as of April 4, 2025:

Stock options outstanding	—
Weighted average exercise price	n/a
Weighted average term (in years)	n/a
Restricted stock outstanding	—
Restricted stock units outstanding	1,224,656
LTIP awards outstanding	231,555
Shares remaining for grant under the Plan	826,729
Common stock outstanding	37,624,833
Eligibility for Participation
All employees of the Company and its subsidiaries and non-employee directors of the Company are eligible for awards under the Plan.
Administration
The Plan is administered by the Compensation Committee of the Company’s Board of Directors or any other committee that may be designated by the Board of Directors (the “Committee”). The Committee or Board will select the employees who will receive awards, determine the type and terms of awards to be granted, and interpret and administer the Plan. The Board has the power to determine the type and terms of awards to be granted to non-employee directors. Neither the Board nor the Committee may delegate to any person the authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act.
Awards under the Plan may be granted in tandem with other compensation. The Committee may extend the exercisability and waive restrictions in any manner not adverse to the participant. However, without prior stockholder approval, options and SARs granted under the Plan may not be re-priced or exchanged for a cash buyout or settlement with a lower exercise price. In certain limited circumstances for capitalization changes (for example, a stock split), the number of awards may be equitably adjusted.
Shares Reserved
The Plan has reserved an aggregate number of 6,848,610 shares. As of April 4, 2025, 826,729 shares are available for future awards. Please see footnote 4 to the “Securities Reserved for Issuance under Equity Compensation Plans Table” for additional information. If approved by stockholders, the Plan is being amended to increase this number of shares to 1,446,729. Grants of awards under the Plan will prohibit any shares not issued or delivered from the net settlement of outstanding options or SARs, shares withheld in respect of taxes or to pay the exercise price of options or SARs, and shares repurchased on the open market with proceeds of the exercise price of options or SARs from being reissued or available for future grants under the Plan. No awards relating to any of the additional by 620,000 shares will be granted under the Plan if the Amendment is not approved by stockholders. The proposed share limit is subject to adjustment for certain transactions affecting the common stock. Lapsed, forfeited or canceled awards, as well as shares withheld to pay taxes for awards other than options and SARs, will not count against this limit and can be re-granted under the Plan.

Insperity	57	2025 Proxy Statement

Terms, Conditions and Limitations of Employee Awards
Performance Objectives. The Committee may condition any employee performance award under the Plan on the achievement of one or more performance objectives. The term “performance objectives” means the objectives established by the Committee that are to be achieved with respect to an Award, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department, adjacent business unit, geographic market or function within the Company or a subsidiary in which the person receiving the Award is employed, or in individual or other terms, and which will relate to a period of time determined by the Committee. The Committee shall determine the performance objectives to be achieved and the length of time allowed to achieve any performance objectives.
The performance objectives may include, but not be limited to, one or more of the following: (a) cash flows; (b) client margin; (c) client retention; (d) customer margin; (e) earnings before interest and taxes; (f) earnings before interest, taxes, depreciation and amortization expenses; (g) earnings before taxes and unusual or nonrecurring items; (h) earnings per share; (i) earnings per share growth; (j) economic value added; (k) fee revenue; (l) gross mark-up per worksite employee; (m) gross profit; (n) net earnings; (o) number of paid worksite employees; (p) operating expenses; (q) operating income; (r) operating margin; (s) profit margin; (t) return on assets; (u) return on capital employed in the business; (v) return on equity; (w) return on investment; (x) return on sales; (y) return on total capital; (z) revenue; (aa) service efficiency; (bb) stock price performance; (cc) total profit; (dd) total revenue; (ee) total revenue less bonus payroll; (ff) total stockholder return; and (gg) unit growth.
Employee Stock Options
Options granted to employees are subject to such terms and conditions as may be established by the Committee, except that the option exercise price cannot be less than the fair market value per share of the common stock on the date of grant. Options may be granted either as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, nonqualified stock options or a combination thereof. No ISO may be exercised more than 10 years after the date of grant. Payment of the option exercise price may be by cash or, if permitted by the Committee, by means of tendering shares or surrendering all or part of the applicable option or any other award.
Performance Awards
The Committee may grant a performance award consisting of any type of award or combination of awards. A performance award is subject to the achievement of one or more performance objectives.
Performance Units
The Committee may grant an Award in performance units. Performance units are units equivalent to $100 (or such other value as the Committee determines) and may consist of payments in cash, shares or a combination thereof, payable upon the achievement of specified performance goals.
Stock Award (including Restricted Stock and RSUs)
The Committee may grant an Award denominated in or payable in shares, which may be restricted stock or an RSUs (each as described below).
Phantom Stock Awards
The Committee may grant an Award in phantom shares, which represent the right to receive the value of a specified number of shares and may be payable in cash, shares or a combination thereof.
Restricted Stock
The Committee may grant an Award in restricted stock. Restricted stock are shares that are restricted or subject to forfeiture provisions.
Restricted Stock Units
The Committee may grant an Award in restricted stock units (“RSUs”). An RSU is the right to receive the value of one share (or a percentage of such value) in cash, shares or combination thereof.

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Stock Appreciation Rights
The Committee may grant an Award in SARs. SARs represent the right to receive an amount shares or cash equal to the appreciation in value of a specified number of shares over a particular period of time. SARs are subject to such terms and conditions as may be established by the Committee, except that the SAR exercise price cannot be less than the fair market value per share on the date of grant.
Cash Awards
The Committee may grant an Award in cash.
Other Stock-Based Awards
The Committee, in its discretion, may grant other forms of awards based on, or payable in, shares.
Annual Award Limits
During any one calendar year, awards with respect to common stock to any individual employee participant are limited to 750,000 shares from each of the following categories: (a) options or SARs; (b) stock awards (excluding restricted stock, but including RSUs), phantom stock awards or other stock-based awards; and (c) restricted stock. During any one calendar year, no participant may receive an aggregate payment under cash awards or performance awards payable in cash in excess of $15,000,000.
Terms, Conditions and Limitations of Non-employee Director Awards
The Board may grant awards to non-employee directors, which may consist of the forms of awards available to employees (excluding ISOs), and subject to the terms and conditions set forth in the Plan.
The Plan provides that no non-employee director may be granted during any one calendar year director awards having a value determined on the grant date that, when added to all cash compensation paid to the director during the same calendar year, excluding any amounts deferred from a prior calendar year, would exceed $1,000,000.
Other Terms and Limitations
Minimum Vesting for Employee Awards
All employee awards, other than cash awards, are subject to a minimum vesting period of one year from the grant date, with limited exceptions for death, disability, retirement or a change in control. The Committee may grant a maximum of five percent (5%) of authorized shares that are not subject to the one year minimum vesting requirement. If approved by stockholders, the Plan is being amended to additionally require that awards, other than cash awards, to non-employee directors be granted with a minimum vesting period of one-year from the grant date, with limited exceptions to allow for earlier vesting (i) upon a resignation or removal due to death, disability, retirement or a change in control, and (ii) for awards granted in connection with the annual meeting of Company’s stockholders vesting at the next annual meeting of the Company’s stockholders, provided such annual meeting is at least fifty weeks after the immediately preceding annual meeting. For employee and non-employee awards, other than cash awards, the Committee may grant a maximum of five percent (5%) of authorized shares under the Plan that are not subject to the one-year minimum vesting requirement.
Awards under the Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Committee may, in its discretion, permit a participant to transfer all or a portion of any Award that is not an ISO to the participant’s “immediate family members” (as defined in the Plan), or a trust for the exclusive benefit of immediate family members or a partnership in which immediate family members and the participant are the only partners.
Deferral
The Committee, in its discretion, may permit participants to elect to defer payment of some or all types of awards or provide for the deferral of an Award. Deferrals will only be permitted in compliance with Section 409A of the Internal Revenue Code.

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Dividends and Interest
An Award, excluding options and SARs, denominated in common stock or units of common stock may include dividends or dividend equivalent rights. The Committee may also establish rules for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in common stock or units of common stock. Any dividend or dividend equivalent rights will be subject to the same time and performance vesting conditions as the underlying Award and will be paid only if the underlying Award vests.
No Reload Grants
Options will not be granted under the Plan in consideration for and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a participant.
Adjustments to Awards Following Grant
The Committee may provide for adjustment of awards following grant under the Plan in limited circumstances. In the event of any common stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee may adjust the number, price, award limitations and/or shares covered by an award to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan.
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to: (i) issue or assume awards and (ii) cancel and terminate unexercised or outstanding awards in exchange for cash in an amount determined to be the fair market value of such awards. The Committee may amend any stock-based Award to reflect a change in accounting rules, and may amend any Award for a significant event to reflect the original intent of the award.
Award Exercise
A participant must pay the exercise price of an Award in cash at the time of exercise, unless the Committee permits the exercise price to be paid in the form of shares or by surrendering all or part of that Award or another Award.
Tax Withholding
The Plan permits the Committee to allow a participant, upon exercise, payment or vesting of an Award, to satisfy any applicable tax withholding requirements in the form of shares, including shares issuable upon exercise, payment or vesting of such Award.
Change in Control
Upon a “change in control” of the Company (as defined in the Plan), unvested awards will not automatically vest. Instead, outstanding awards will continue in effect unless: (i) the continuing entity fails to agree to assume, replace or substitute an Award with another award of equivalent or greater value and on substantially similar or more favorable terms, or (ii) to the extent specifically set forth in the award agreement, the participant experiences a Qualifying Termination (as defined under the Plan). In determining the performance of unvested performance awards, awards will vest based on actual performance for any performance periods completed on or before the change in control date, or based upon the greater of the target level or actual performance level achieved (if measurable), for performance periods remaining open, or scheduled to begin, after the change in control date.
Clawback or Recoupment of Awards
All awards are subject to potential cancellation, rescission, clawback and recoupment in accordance with the Company’s clawback/recoupment policy, and/or to the extent necessary to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder.
Amendment and Termination
The Board may amend, alter or discontinue the Plan, except that no amendment or alteration that would impair the rights of a holder of any Award shall be made without the holder’s consent, and no amendment or alteration shall be effective

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prior to approval by the stockholders to the extent the Board determines such approval is required by applicable laws, regulations or exchange requirements.
Federal Income Tax Consequences
The following is a general summary of current U.S. federal income tax treatment of non-cash awards, which are authorized to be granted under the Plan, based upon current provisions of the Internal Revenue Code and regulations promulgated thereunder. The statutory rules and interpretations are subject to change, and may vary in individual circumstances.
Stock Options
The Internal Revenue Code provides that a participant receiving a nonqualified stock option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be short-term or long-term capital gain or loss.
The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the requirements in the Internal Revenue Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. The statutory holding period lasts until the later of two years from the date the option is granted or one year from the date the common stock is transferred to the participant pursuant to the exercise of the option.
If the statutory holding period requirements for an ISO are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of: (a) the fair market value of the common stock on the date of exercise minus the option price; or, (b) the amount realized on disposition minus the option price. Any gain in excess of that amount is capital gain, while any loss recognized will be a capital loss.
For nonqualified stock options, the Company is generally entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.
Restricted Stock
A participant acquiring restricted stock will generally recognize ordinary income equal to the fair market value of the shares on the vesting date, less any amount paid, if any, by the participant. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. With a Section 83(b) election, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from restricted stock under the Plan.
Stock Appreciation Rights, Restricted Stock Units, Phantom Stock and Other Stock-Based Awards
Generally, a participant will not recognize any taxable income upon the grant of SARs, RSUs, phantom stock or other stock-based awards. At the time the participant receives the payment for the SAR, RSU, phantom stock or other stock-based awards, the fair market value of shares or the amount of any cash received in payment for such awards generally is taxable compensation to the participant taxed as ordinary income. The Company or one of its subsidiaries will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from SARs, RSUs, phantom stock or other stock-based awards under the Plan.

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Performance Awards
A participant will generally not recognize any taxable income upon the grant of performance awards or performance units. Upon settlement of such awards, participants normally will recognize ordinary income in the year of receipt equal to the amount of cash and the fair market value of any common stock received. The Company or one of its subsidiaries will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from performance awards or performance units under the Plan.
Internal Revenue Code Section 409A
Some awards under the Plan, such as RSUs, performance units, phantom stock and other stock-based awards may be considered to be deferred compensation subject to special federal income tax rules under Internal Revenue Code Section 409A and the regulations promulgated thereunder. Failure to satisfy the applicable requirements under Section 409A may result in the acceleration of income and additional income tax liability to the participant, including certain penalties. Awards granted under the Plan are intended to be either exempt from, or comply with, the requirements under Section 409A. Distributions to certain participants identified as “specified employees” shall be delayed to the extent necessary to comply with Section 409A.
Certain Tax Code Limitations on Deductibility
All of the above-described deductions are subject to the limitations on deductibility described in Internal Revenue Code Section 162(m). If the payment of awards in connection with a change in control, are not sufficiently reduced under terms of the Plan, an excess parachute payment under the Internal Revenue Code could result, triggering a 20% excise tax (in addition to income tax otherwise owed) payable by the participant. The Company will not be entitled to a deduction for that portion of any “parachute payment” that is subject to the excise tax. Therefore, there can be no assurance that compensation attributable to awards under the Plan will be fully deductible to the Company under all circumstances.
THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND THE COMPANY RECOMMENDS THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.
Subject to stockholder approval of the Amendment, the allocation of awards in 2025 under the amended Plan is not currently determinable because awards will be made in accordance with future decisions of the Committee following the general guidelines of the Plan. A description of the awards granted during 2024 to named executive officers under the Plan can be found under “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Compensation Program” and under the “Grants of Plan-Based Awards Table.”
History of Option Grants Under the Plan
No option awards have been made to directors, executive officers or other employees under the Plan.

The Board unanimously recommends a “FOR” vote for Proposal 3.

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PROPOSAL NUMBER 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2025. If our stockholders do not ratify the appointment of Ernst & Young, then the Finance, Risk Management and Audit Committee will reconsider the appointment and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2025 or future years. Ernst & Young has served as our independent registered public accounting firm since 1991. Representatives of Ernst & Young are expected to be present at the 2025 Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Fees of Ernst & Young
Ernst & Young’s fees for professional services totaled $2,260,525 in 2024 and $2,019,010 in 2023. During 2024 and 2023, Ernst & Young’s fees for professional services included the following:
•Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters, were $1,922,287 in 2024 and $1,664,171 in 2023.
•Audit-Related Fees — fees for audit-related services, which consisted primarily of the SOC 1 Report, the retirement plan audits, and quarterly agreed-upon procedures, were $338,238 in 2024 and $350,839 in 2023.
•Tax Fees — there were no fees for tax services in 2024 or in 2023.
•All Other Fees — there were fees of $0 in 2024 and $4,000 in 2023, which were annual subscription fees for Insperity’s use of Ernst and Young’s online research databases and other research tools.
The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to us by Ernst & Young and considered whether the provision of such services was compatible with Ernst & Young maintaining its independence.
Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditors has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.
The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.
None of the services related to the Audit-Related Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.
Required Affirmative Vote
If the votes cast in person or by proxy at the 2025 Annual Meeting of Stockholders in favor of this proposal exceed the

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votes cast opposing the proposal, the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2025, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

The Board and the Finance, Risk Management and Audit Committee recommend that stockholders vote “FOR” the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

ADDITIONAL INFORMATION
Delivery of Proxy Statement
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers and our transfer agent with account holders who are Insperity stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker and direct your written request to Insperity, Inc., Attention: Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339, or contact the Investor Relations Administrator at 1-844-677-8332. We will promptly deliver a separate copy to you upon request.
Stockholder Proposals and Director Nominations for 2025 Annual Meeting of Stockholders
In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2025 Annual Meeting of Stockholders, we must have received notice between the dates of January 21, 2025 and February 20, 2025 in accordance with our Bylaws. We received no such notice, and no stockholder director nominations or proposals will be presented at the 2025 Annual Meeting of Stockholders.
Stockholder Proposals for Inclusion in Our 2026 Proxy Statement
Any proposal of a stockholder intended to be considered for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 17, 2025 and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with our Bylaws. If we change the date of the 2026 Annual Meeting of Stockholders by more than 30 days from the anniversary date of the 2025 meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2026 Annual Meeting of Stockholders. Our Bylaws also contain additional requirements, which are described in the next section.
Stockholder Director Nominations and Proposals for 2026 Annual Meeting of Stockholders
Our Bylaws require timely advance written notice of stockholder nominations of director candidates and stockholder proposals. Notice of stockholder nominations or proposals will be considered timely for the 2026 Annual Meeting of Stockholders if we receive it not earlier than the close of business on January 20, 2026, and not later than the close of business on February 19, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary date of the 2025 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered or received not earlier than the close of business on the 120th day nor later than the close of business on the later of (1) the 90th day prior to the date of the 2025 Annual Meeting of Stockholders or (2) if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which notice of such meeting was mailed to stockholders or the day on which such public disclosure was made.
For director nominations, our Bylaws also require that such written notice set forth: (1) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a

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nominee and to serve as a director if elected; and (2) as to such stockholder: (a) the name and address, as they appear on the Company’s books, of such stockholder; (b) the class and number of shares of our common stock that are beneficially owned by such stockholder; and (c) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Stockholders are also advised to review our Bylaws regarding the requirements for submitting director nominations. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act by March 21, 2026.
In addition, for stockholder proposals, our Bylaws require that the written notice set forth as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the Annual Meeting of Stockholders; (2) the reasons for conducting such business at the Annual Meeting of Stockholders; (3) the name and address, as they appear on the Company’s books, of such stockholder; (4) the class and number of shares of our common stock that is beneficially owned by such stockholder; and (5) any material interest of such stockholder in such business. Stockholders are also advised to review our Bylaws regarding the requirements for submitting proposals.
FINANCIAL INFORMATION
A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Investor Relations Administrator, Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.
By Order of the Board of Directors
Christian P. Callens
Senior Vice President of Legal,
General Counsel and Secretary
April 14, 2025
Kingwood, Texas

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APPENDIX A
INSPERITY, INC. INCENTIVE PLAN
(As Amended and Restated Effective May 22, 2023)

1.    Objectives. This Insperity, Inc. Incentive Plan (the “Plan”), formerly known as the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as thereafter amended effective December 30, 2019, is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees of Insperity, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and as nonemployee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
2.    Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Award” means an Employee Award or a Director Award.
“Award Agreement” means an agreement between the Company and a Participant in such form as is deemed acceptable by the Committee that sets forth the terms, conditions and limitations applicable to an Award.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award payable in cash.
“Cause” shall have such meaning as specified in the Award Agreement.
“Change in Control” means:
(a)    the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or
(b)    the date the individuals who constitute the Board as of the Effective Date (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date, whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the disinterested, non-management directors shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(c)    the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 65% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 65% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board or any other committee as may be designated by the Board.
“Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 13.
“Company” means Insperity, Inc., a Delaware corporation.

“Director” means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.
“Director Award” means any Option (other than an ISO), Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is a Director pursuant to any applicable terms, conditions and limitations as the Board may establish in order to fulfill the objectives of the Plan.
“Effective Date” means May 22, 2023.
“Employee” means an individual employed by the Company or any Subsidiary. For purposes of this Plan, an Employee also includes any individual who has been offered employment by the Company or any Subsidiary, provided that (a) any Award granted to such prospective employee shall be canceled if such individual fails to commence such employment, (b) no payment of value may be made in connection with such Award until such individual has commenced such employment and (c) such individual may not be granted an ISO prior to the date the individual actually commences employment.
“Employee Award” means any Option, Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
“Exercise Price” means the price at which the Option Shares may be purchased or SARs may be exercised under the terms of the Award Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the Common Stock is not so listed or quoted, the average of the closing bid and ask price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system; or (c) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.
“Good Reason” shall mean an adverse constructive termination as such term is more specifically defined in the Award Agreement.
“Grant Date” means the date specified in the Award Agreement on which an Award will become effective.
“ISO” means an incentive stock option within the meaning of Code Section 422.
“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.
“Option Shares” means the shares of Common Stock covered by a particular Option.
“Other Stock-Based Award” means any stock-based Award that shall consist of a right that is not an Option, Performance Award, Phantom Stock Award, Stock Award or SAR and is (i) denominated or payable in; (ii) valued in whole or in part by reference to; or (iii) otherwise based on or related to shares of Common Stock as is deemed by the Committee to be consistent with the terms of the Plan.
“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.
“Performance Award” means an Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.

“Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, business unit, product, service, business solution, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual, worksite employee (including per individual, aggregate or average worksite employee(s)), or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives may be with respect to, but not limited to, one or more of the following (including on a standalone basis, or in combination with, or in relation to, other Performance Objectives and which may be subject to adjustments determined at the time the Performance Goals are established): (a) cash flows; (b) client margin; (c) client retention; (d) customer margin; (e) earnings before interest and taxes; (f) earnings before interest, taxes, depreciation and amortization expenses; (g) earnings before taxes and unusual or nonrecurring items; (h) earnings per share; (i) earnings per share growth; (j) economic value added; (k) fee revenue; (l) gross mark-up per worksite employee; (m) gross profit; (n) net earnings; (o) number of paid worksite employees; (p) operating expenses; (q) operating income; (r) operating margin; (s) profit margin; (t) return on assets; (u) return on capital employed in the business; (v) return on equity; (w) return on investment; (x) return on sales; (y) return on total capital; (z) revenue; (aa) service efficiency; (bb) stock price performance; (cc) total profit; (dd) total revenue; (ee) total revenue less bonus payroll, (ff) total stockholder return and (gg) unit growth.
The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective may include multiple measuring levels, including but not limited to, threshold, target, stretch and maximum levels of performance with the size of the Performance Award based on the level attained of performance. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.
“Performance Unit” means a unit equivalent to $100 or such other value as determined by the Committee.
“Phantom Stock Award” means the right to receive the value of a specified number of shares of Common Stock.
“Plan” means the Insperity, Inc. Incentive Plan, as amended and restated effective May 22, 2023, as may be amended from time to time, formerly known as the Insperity, Inc. 2012 Incentive Plan.
“Prior 2017 Plan” means the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as thereafter amended effective December 30, 2019.
“Qualifying Termination” means a termination of a Participant’s employment that occurs within the time period following a Change in Control specified in the Award Agreement due to (i) a termination of employment by the Participant for Good Reason or (ii) an involuntary termination of the Participant’s employment by the Company, its Subsidiary or a successor to the Company other than for Cause, subject in each case to any further conditions imposed under the Award Agreement; provided, however, that a Participant’s termination of employment will be considered to be a Qualifying Termination for Good Reason only if (x) Good Reason is defined in the applicable Award Agreement and (y) the Participant has provided written notice to the Company of the condition the Participant claims constitutes Good Reason within ninety (90) days of the initial existence of such condition, the condition specified in the notice remains uncorrected for thirty (30) days after receipt of the notice by the Company, and the Participant actually terminates employment after the thirty (30) day correction period and before the expiration of the time limit required of a Qualifying Termination.
“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.
“Restricted Stock Units” or “RSUs” means the right to receive the value of one share of Common Stock (or a percentage of such value) in cash, Common Stock or combination thereof.
“Stock Appreciation Rights” or “SARs” means the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.
“Stock Award” means an Award denominated in or payable in shares of Common Stock, which may be Restricted Stock or an RSU.
“Subsidiary” means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).
3.    Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Board or the Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards.
This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.
The Committee may, in its discretion, in whole or in part of an Employee Award, extend the exercisability, eliminate or make less restrictive any restrictions, waive any restriction or other provision of the Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (a) not adverse to the Participant to whom such Employee Award was granted or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and SARs issued under the Plan will not be repriced, replaced or regranted through cancellation, decrease in the Exercise Price or exchanged for a cash buyout or settlement, except as provided by the adjustment provisions of Section 13.
No member of the Board or the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
The Board shall have the same powers as the Committee with respect to Director Awards. With respect to Director Awards, references in this Plan to the “Committee” shall be deemed to mean the Board.
4.    Delegation of Authority. The Board or Committee may delegate to a committee of one or more members of the Board the duties of the Committee under this Plan with respect to Employee Awards pursuant to such conditions or limitations as each may establish, except that neither may delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.
5.    Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be accepted in such manner as is deemed acceptable by the Committee by the Participant and by the appropriate officer for and on behalf of the Company.
6.    Shares of Common Stock Reserved for this Plan.
(a)    Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of shares of Common Stock which may be issued pursuant to all Awards is 6,848,610 shares (which includes 5,523,610 shares that were previously approved by the Company’s stockholders for awards under the Prior 2017 Plan). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(b)    The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan.
(c)    Awards that are forfeited, terminated, or expire unexercised in such a manner that all or some of the shares underlying the Award are not issued to a Participant, shall again immediately become available for the granting of Awards under this Plan.
(d)    The following shares of Common Stock shall be considered to have been issued under the Plan and may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (b) shares of Common Stock withheld by the Company from shares of Common Stock that would otherwise have been delivered upon exercise of an Option or SAR, or shares of Common Stock tendered to the Company, in each case, in satisfaction of the grant or exercise price or tax withholding requirements of an Option or SAR; or (c) shares of Common

Stock repurchased on the open market with the proceeds of the Option exercise price. With respect to SARs, when a SAR is exercised, the full number of shares of Common Stock exercised pursuant to such SAR shall be counted against the shares of Common Stock available for issuance under the Plan notwithstanding that the number of shares of Common Stock issued to settle the SAR upon exercise is less than the number of shares of Common Stock exercised.
(e)    For Awards other than Options and SARs, if the tax withholding obligation resulting from the settlement of any Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above.
(f)    The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.
7.    Employee Awards.
(a)    Options. An Employee Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant.
(i)     Incentive Stock Options. Options granted to Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.
(ii)     Nonqualified Stock Options. Options granted to Employees may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement and shall not be later than ten (10) years after the Grant Date. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.
(b)    Performance Award. An Employee Award may be in the form of a Performance Award, such as a Performance Unit. A Performance Award shall be subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.
(c)    Stock Award (including Restricted Stock or RSUs). An Employee Award may consist of Common Stock or may be denominated in units of Common Stock. All terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.
(d)    Phantom Stock Award. An Employee Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. All terms, conditions and limitations applicable to any Phantom Stock Award shall be determined by the Committee.
(e)    Stock Appreciation Right. An Employee Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee; provided, however, that the Exercise Price specified by the Committee in the Award Agreement or otherwise shall not be less than the Fair Market Value of the Common Stock at the Grant Date and the SAR shall expire no later than ten (10) years after the Grant Date.

(f)    Cash Award. An Employee Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.
(g)    Other Stock-Based Awards. An Employee Award may be in the form of any Other Stock-Based Award. All terms, conditions and limitations applicable to any Other Stock-Based Award shall be determined by the Committee.
(h)    Employee Award Limits. The following limitations shall apply to any Award made hereunder:
(i)     Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, Options or SARs covering more than 750,000 shares of Common Stock.
(ii)     Notwithstanding anything herein to the contrary, no Participant may receive, during any one calendar year period, an aggregate payment in excess of $15,000,000 under any combination of Cash Awards and Performance Awards payable in cash.
(iii)     Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, more than 750,000 shares of Common Stock pursuant to Stock Awards (excluding Restricted Stock but including RSUs), Phantom Stock Awards or Other Stock-Based Awards.
(iv)     Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, Restricted Stock covering more than 750,000 shares of Common Stock.
(i)    Minimum Vesting for Employee Awards. All Employee Awards (other than Cash Awards) shall be granted subject to a minimum vesting period of one (1) year from the Grant Date, provided that:
(i)    The Committee may provide for earlier vesting for an Employee Award upon a termination of employment by reason of death, disability, retirement or Change of Control.
(ii)    In addition, the Committee may grant Employee Awards covering up to a maximum of 5% of shares of Common Stock authorized for issuance under the Plan pursuant to Section 6 (subject to adjustment under Section 13) that are not subject to a one (1) year minimum vesting period.
8.    Directors Awards.
(a)    Awards to Directors. The Board has the sole authority to grant Director Awards from time to time in accordance with this Section 8. Director Awards may consist of the forms of Award described in Section 7, other than ISOs, and shall be granted subject to such terms and conditions as specified in Section 7, except with respect to vesting under Section 7(i).
(b)    Director Award Limits. No Director may be granted during any one calendar year Director Awards having a value determined on the Grant Date that, when added to all cash compensation paid to the Director during the same calendar year excluding any amounts deferred from a prior calendar year, would exceed $1,000,000.
9.    Payment of Awards.
(a)    General. Payment of Awards may be made in the form of cash or, if permitted, by the Committee by transfer of Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.
(b)    Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.
(c)    Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award (excluding Options or SARs) denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock. Dividends and dividend equivalents shall be subject to the same vesting provisions as the underlying Award and may accrue during an Award’s vesting period and be paid solely to the extent underlying shares vest.
(d)    Substitution of Awards. At the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, subject to the overall limits expressed in this Plan; provided, however, that except as provided in Section 3, in no event may the Exercise Price of an outstanding Option or SAR be reduced by modification, substitution or any method, nor exchanged for a cash buyout or settlement, without the prior approval of the Company’s stockholders.
(e)    No Fractional Shares. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions for the settlement of fractions in cash.
(f)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option held by a Participant.
10.    Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
11.    Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment or service) on the date the Participant terminates employment or service with the Company or its Subsidiaries.
12.    Assignability. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 12 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.
Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term

“Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.
13.    Adjustments.
(a)    The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
(b)    In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards of Options and SARs and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.
(c)    In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the termination of Options or SARs that remain unexercised at the time of such transaction or (iii) to provide for the cancellation of Awards (to the extent not otherwise provided under Section 14) in exchange for cash in an amount determined by the Board to be equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.
(d)    The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.
14.    Effect of Change in Control. Awards shall not immediately vest in the event of a Change in Control. However, in the event of a Change in Control:
(a)     Unvested Awards shall become fully vested and immediately exercisable (i) on the date of the Change in Control if the continuing entity after a Change in Control fails to agree to assume, replace or substitute an Award with another award of equivalent or greater value, and on substantially similar or more favorable terms or (ii) to the extent specifically set forth in the Award Agreement, on the date of a Qualifying Termination, in each case, provided that the Participant has been in continuous employment since the Grant Date.
(b)    With respect to determining the performance of Performance Awards, unvested Awards shall vest based on (i) actual performance results for any performance period that was completed on or prior to the date of the Change in Control and (ii) the greater of target level or actual performance (if measurable) for the performance period during which the Change in Control occurs and any performance period that was scheduled to begin after the date of the Change in Control. All Awards that vest pursuant to this Section 14(b) shall be paid on the date that is seventy-five (75) days after the end of the last originally scheduled and untruncated performance period applicable to the Award, unless another period is specified within an Award Agreement.
15.    Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common

Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued as provided in the applicable Award Agreement or as otherwise determined by the Committee.
16.    Amendments or Termination. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.
17.    Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any securities exchange or transaction reporting system upon which the Common Stock is then listed.
18.    Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
19.    Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar. The order of such limitation, to the extent necessary, shall be: (a) severance payments; (b) cash payments outside of the Plan; and (c) unvested Performance Awards, in order that this limitation not be exceeded. For purposes of this Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.
20.    Code Section 409A Compliance. The Board intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of excise taxes thereunder. If any provision of the Plan or an Award Agreement under the Plan would result in the imposition of an excise tax under Section 409A, that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair the rights of any Participant under the Plan or an Award Agreement under the Plan. Any distribution or payment to a Participant identified by the Company as a “specified employee” within the meaning of 409A shall be delayed to the extent required to comply with Section 409A.
21.    Indemnification. The Company shall indemnify and hold harmless any member of the Board or the Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

22.    Right to Employment or Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant’s employment or service at any time.
23.    Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
24.    Clawback/Recoupment Policy. Notwithstanding any provisions in the Plan or any Award Agreement to the contrary, all Awards and/or amounts payable thereunder, whether in the form of cash or otherwise, shall be subject to potential cancellation, rescission, clawback and recoupment (i) in accordance with the terms of the clawback/recoupment policy adopted by the Company, as such policy may be amended from time to time and/or (i) to the extent necessary to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder.
25.    Effective Date of the Amended and Restated Plan. This Plan, as amended and restated herein, shall be effective as of the Effective Date, subject to approval of the Plan at the 2023 annual meeting of the stockholders of the Company. If the stockholders of the Company should fail to so approve this Plan on such date, this Plan shall not be of any force or effect and the Prior 2017 Plan shall continue in force and effect.

APPENDIX B
FIRST AMENDMENT TO THE
INSPERITY, INC. INCENTIVE PLAN
(As Amended and Restated Effective May 22, 2023)

The First Amendment (the “Amendment”) to the Insperity, Inc. Incentive Plan, as amended and restated effective May 22, 2023 (the “Plan”), hereby amends the Plan as follows:

I.

Effective as of the Effective Date (as defined below), Section 6(a) of the Plan is amended, in its entirety, to be and to read as follows:

(a)    Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of shares of Common Stock which may be issued pursuant to all Awards is 7,468,610 shares (which includes 6,848,610 shares that were previously approved by the Company’s stockholders for awards under the Plan and the Prior 2017 Plan). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. All such shares may be issued with respect to ISOs.

II.

Effective only with respect to Awards granted on or after the Effective Date (as defined below), Section 7(i) of the Plan is amended, in its entirety, to be and to read as follows:

(i)    Minimum Vesting for Awards. All Awards (other than Cash Awards) shall be granted subject to a minimum vesting period of one (1) year from the Grant Date, provided that:

(i)    The Committee may provide for earlier vesting for an Award upon a termination of employment of an Employee or a resignation or removal of a Director from the Board, in each case, by reason of death, disability, retirement or Change of Control.

(ii)    In addition, the Committee may grant Awards covering up to a maximum of 5% of shares of Common Stock authorized for issuance under the Plan pursuant to Section 6 (subject to adjustment under Section 13) that are not subject to a one (1) year minimum vesting period.

(iii)    Awards to Directors granted in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the Grant Date or the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders.

III.

Effective only with respect to Awards to Directors granted on or after the Effective Date (as defined below), Section 8(a) of the Plan is amended, in its entirety, to be and to read as follows:

(a)    Awards to Directors. The Board has the sole authority to grant Director Awards from time to time in accordance with this Section 8. Director Awards may consist of the forms of Award described in Section 7, other than ISOs, and shall be granted subject to such terms and conditions as specified in Section 7.

IV.

Except as modified herein, the Plan shall remain in full force and effect.

V.

1

This Amendment shall not become effective unless the Company’s stockholders approve the increase in the maximum aggregate number of shares of Common Stock which may be issued pursuant to all Awards under the Plan, as set forth in Article I above, during the 2025 Annual Meeting of the Stockholders of the Company, scheduled to be held on May 20, 2025. If approved, then this Amendment shall become effective as of the date of such meeting (the “Effective Date”).

2

Insperity
HR that Makes a Difference®
P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Insperity, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 4, 2025

Tuesday, May 20, 2025 1:30 PM, Central Time

Insperity Corporate Headquarters - Centre I Auditorium
19001 Crescent Springs Dr., Kingwood, Texas 77339

Internet:
www.proxypush.com/NSP
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-813-1448
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 1:30 PM, Central Time, May 20, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints James D. Allison and Christian P. Callens (the "named proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Insperity, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS IN ITEM 1, AND "FOR" THE PROPOSALS IN ITEMS 2, 3, AND 4. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Unless you vote via telephone or internet, the named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Insperity
HR that Makes a Difference®

Insperity, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class III Directors	FOR	AGAINST	ABSTAIN	
	1.01 Eli Jones	☐	☐	☐	FOR
	1.02 Randall Mehl	☐	☐	☐	FOR
	1.03 John M. Morphy	☐	☐	☐	FOR
	1.04 Richard G. Rawson	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory vote to approve the Company's executive compensation ("Say on Pay")	☐	☐	☐	FOR
3.	Approval of the First Amendment to the Insperity, Inc. Incentive Plan	☐	☐	☐	FOR
4.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations and other entities should provide full name of corporation or other entity and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______